Reg. No. 333-06929


INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

Subject to Completion dated November 8, 1996
Prospectus Supplement
(To Prospectus Dated November 8, 1996)

$283,085,347.28

UACSC 1996-D Auto Trust
$171,000,000.00 ____% Class A-1 Automobile Receivable Backed Certificates $ 91,085,000.00 ____% Class A-2 Automobile Receivable Backed Certificates $ 21,000,347.28 ____% Class A-3 Automobile Receivable Backed Certificates Class I Interest Only Automobile Receivable Backed Certificates

UAC Securitization Corporation
Depositor

Union Acceptance Corporation
Servicer

Interest at the applicable Pass-Through Rate shown above, will be distributed to Class A-1 Certificateholders, Class A-2 Certificateholders, and Class A-3 Certificateholders (collectively, the "Class A Certificateholders") on the third business day after the 5th day of each month (the "Distribution Date"), beginning December 10,1996. Principal will be distributed to Class A Certificateholders on each Distribution Date in the sequence described herein. The final scheduled Distribution Date of the Class A-1 Certificates will be October 10, 2000 (the "Class A-1 Final Scheduled Distribution Date"). The final scheduled Distribution Date of the Class A-2 Certificates will be October 9, 2002 (the "Class A-2 Final Scheduled Distribution Date"). The final scheduled Distribution Date of the Class A-3 Certificates will be January 8, 2004 (the "Class A-3 Final Scheduled Distribution Date"). The Class I Certificates will not receive principal payments, but interest at the Class I Pass-Through Rate of 3.0% per annum on the Notional Principal Amount (as defined herein) of the Class I Certificates will be distributed to Class I Certificateholders on each Distribution Date until the Notional Principal Amount has been reduced to zero. The Original Notional Principal Amount will be $231,119,724.27 and will decrease on each Distribution Date. Each Certificate offered hereby will represent an undivided interest in the UACSC 1996-D Auto Trust (the "Trust") to be formed by UAC Securitization Corporation, a Delaware corporation, having its principal office and place of business in Indianapolis, Indiana (the "Depositor"). The Trust property will include a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light trucks and vans (the "Receivables"), certain monies due thereunder as of and after October 31, 1996 (the "Cutoff Date"), security interests in the vehicles financed thereby and certain other property. The Trust Property will also include an irrevocable surety bond guaranteeing payments of interest and principal on the Class A Certificates and Class I Monthly Interest (the "Surety Bond") issued by Capital Markets Assurance Corporation and a Spread Account for the benefit of the Class A and the Class I Certificateholders, as well as the Surety Bond Issuer.

Concurrently with the issuance of the Class A Certificates and the Class I Certificates, the Trust will issue a Class IC Automobile Receivable Backed Certificate (the "Class IC Certificate"). The Class IC Certificate will be issued to UAC Securitization Corporation, the Depositor, and will not be offered hereby. The Class A Certificates and the Class I Certificates are together sometimes referred to herein as the "Offered Certificates."

Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the holders of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.

The yield to maturity of the Class I Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Receivables. Investors in the Class I Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of such investors to recoup their initial investments. See "Risk Factors -- Prepayment Risks Associated with Offered Certificates" and "Termination Upon Insolvency Event of the Class IC Certificateholder", "Yield and Prepayment Considerations" and "The Offered Certificates -- The Class I Certificates -- Calculation of Notional Principal Amount" herein.

Prospective investors should consider, among other things, the information set forth under "Risk Factors" on page S-10 hereof and page 10 of the Prospectus.

THE OFFERED CERTIFICATES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF UAC SECURITIZATION CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THESE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


=============================================================================================================================
                                                   Price to                        Underwriting                 Proceeds to
                                                   Public                          Discounts  (1)               Depositor (2)
-----------------------------------------------------------------------------------------------------------------------------
 Per Class A-1 Certificate......................   _________%                      _______%                     ____________%
 Per Class A-2 Certificate......................   _________%                      _______%                     ____________%
 Per Class A-3 Certificate......................   _________%                      _______%                     ____________%
 Per Class I Certificate........................   _________%                      _______%                     ____________%
 Total..........................................   $__________                     $_________                   $____________
=============================================================================================================================

(1) With respect to the Class I Certificates, the Price to Public and Proceeds to Depositor are expressed as a percentage of the Notional Principal Amount (initially $231,119,724.27), and the Underwriting Discounts are expressed as a percentage of the related Price to Public.

(2)  Before deducting expenses, estimated to be $534,327.00.

The Offered Certificates are offered, subject to prior sale, when, as and if accepted by the Underwriters, and subject to approval of certain legal matters by Cadwalader, Wickersham & Taft, counsel for the Underwriters. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about November 21, 1996 through the facilities of The Depository Trust Company, against payment therefor in immediately available funds.

Underwriters of the Class A Certificates
Salomon Brothers Inc    Goldman, Sachs & Co.   NationsBanc Capital Markets, Inc.

Underwriter of the Class I Certificates
Salomon Brothers Inc

The date of this Prospectus Supplement is November ___, 1996.

         THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE OFFERED CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT CONTAINS INFORMATION THAT IS SPECIFIC TO THE TRUST AND THE OFFERED CERTIFICATES AND, TO THAT EXTENT,
SUPPLEMENTS  AND  REPLACES  THE  MORE  GENERAL   INFORMATION   PROVIDED  IN  THE
PROSPECTUS.

                                   ----------

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                   ----------

         Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver this Prospectus Supplement and the Prospectus. This is in addition to the obligation of dealers to deliver this Prospectus Supplement and the Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   ----------

                          REPORTS TO CERTIFICATEHOLDERS

         Unless and until definitive certificates are issued (which will occur only under the limited circumstances described herein), Harris Trust and Savings Bank, as Trustee, will provide to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the Offered Certificates, monthly and annual statements concerning the Trust and the Offered Certificates. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the Trust and the Offered Certificates may be obtained by contacting the Servicer at Union Acceptance Corporation, 250 North Shadeland Avenue, Indianapolis, Indiana 46219 (telephone (317) 231-7965).

                                   ----------

                                SUMMARY OF TERMS

         This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Principal Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer  ................................UACSC 1996-D Auto Trust.

Depositor...............................UAC   Securitization   Corporation  (the
                                        "Depositor").

Servicer ...............................Union  Acceptance  Corporation  (in  its
                                        capacity as servicer, the "Servicer," otherwise "UAC").

Trustee  ...............................Harris Trust and Savings Bank.

The Certificates  ..................... The Trust  will be formed and will issue the  Certificates  on or about  November
                                        21, 1996 (the "Closing  Date")  pursuant
                                        to a  pooling  and  servicing  agreement
                                        (the "Pooling and Servicing Agreement").
                                        The "Certificates"  will consist of: (i)
                                        ____%  Class A-1  Automobile  Receivable
                                        Backed  Certificates  in  the  aggregate
                                        principal  amount  of   $171,000,000.00;
                                        (ii)   ____%   Class   A-2    Automobile
                                        Receivable  Backed  Certificates  in the
                                        aggregate     principal     amount    of
                                        $91,085,000.00;  (iii)  ____%  Class A-3
                                        Automobile       Receivable       Backed
                                        Certificates in the aggregate  principal
                                        amount of $21,000,347.28; (iv) the Class
                                        I Interest  Only  Automobile  Receivable
                                        Backed  Certificates;  and (v) the Class
                                        IC    Automobile    Receivable    Backed
                                        Certificate. The Class I Certificates are interest only certificates and will not receive distributions of principal. The Class IC Certificate will be issued to the Depositor on the Closing Date and is not being offered hereby.

                                        Each of the Certificates  will represent
                                        a fractional  undivided  interest in the
                                        Trust. The Trust assets will include the
                                        Receivables,    certain    monies    due
                                        thereunder  as of and after  the  Cutoff
                                        Date,  security interests in the related
                                        Financed Vehicles,  monies on deposit in
                                        the Certificate Account and the proceeds
                                        thereof,  any  proceeds  from  claims on
                                        certain  insurance  policies relating to
                                        the  Financed  Vehicles  or the  related
                                        Obligors,  any lender's  single interest
                                        insurance policy, the Spread Account for
                                        the  benefit  of the Class A and Class I
                                        Certificateholders  and the Surety  Bond
                                        Issuer,  the Surety Bond for the benefit
                                        of   the    Class   A   and    Class   I
                                        Certificateholders  and  certain  rights
                                        under   the   Pooling   and    Servicing
                                        Agreement.    Interest   paid   to   the
                                        Certificateholders    on    the    first
                                        Distribution Date will be based upon the amount of interest accruing from the Closing Date, and will therefore not include a full month's interest.

The Class A Certificates  ............Interest.  Interest will be  distributable
                                        on  each   Distribution  Date  beginning
                                        December 10, 1996, to holders of record as of the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (the "Record Date") of the Class A Certificates (the "Class A

                                        Certificateholders,"  which includes the
                                        "Class  A-1   Certificateholders,"   the
                                        "Class A-2  Certificateholders"  and the
                                        "Class  A-3  Certificateholders")  in  a
                                        maximum  amount  equal to the product of
                                        1/12th  of the  applicable  pass-through
                                        rate  of  ____%   for  the   Class   A-1
                                        Certificates     (the     "Class     A-1
                                        Pass-Through   Rate"),   the  applicable
                                        pass-through  rate  of  _____%  for  the
                                        Class A-2  Certificates  (the "Class A-2
                                        Pass-Through  Rate") and the  applicable
                                        pass-through rate of ____% for the Class
                                        A-3   Certificates   (the   "Class   A-3
                                        Pass-Through  Rate")  and the  aggregate
                                        outstanding  principal  balance  of  the
                                        Class   A-1   Certificates,   Class  A-2
                                        Certificates and Class A-3 Certificates,
                                        respectively (the "Class A-1 Certificate
                                        Balance,"  the  "Class  A-2  Certificate
                                        Balance" and the "Class A-3  Certificate
                                        Balance,"    and    collectively,    the
                                        "Certificate   Balance")   as   of   the
                                        preceding   Distribution   Date   (after
                                        giving  effect to all  distributions  to
                                        Certificateholders  on such date) or, in
                                        the case of the first Distribution Date,
                                        as of the Closing Date.  Interest on the
                                        Class A Certificates  will be calculated
                                        on  the   basis   of  a   360-day   year
                                        consisting  of twelve  30-day months or,
                                        in the  case of the  first  Distribution
                                        Date,   the  number  of  days  from  the
                                        Closing  Date  remaining in the month of
                                        the closing  (assuming a 30-day  month).
                                        See   "The   Offered   Certificates   --
                                        Distributions     on     the     Offered
                                        Certificates."  The  effective  yield on
                                        the Class A  Certificates  will be below
                                        that    otherwise    produced   by   the
                                        applicable Pass-Through Rate because the
                                        distribution  of Monthly  Principal  (as
                                        defined   below)  and  Class  A  Monthly
                                        Interest  in respect of any given  month
                                        will  not  be  made   until   the  third
                                        business  day after  the fifth  calendar
                                        day  of   the   following   month   (the
                                        "Distribution  Date").  See  "Yield  and
                                        Prepayment Considerations" herein.

                                        Principal.  On each  Distribution  Date,
                                        the Trustee will distribute as principal
                                        to the Class A  Certificateholders  in a
                                        maximum  aggregate  amount  equal to the
                                        aggregate  outstanding  principal amount
                                        of the Receivables  (the "Pool Balance")
                                        on the last day of the second  preceding
                                        calendar  month (or,  in the case of the
                                        first   Distribution  Date,  as  of  the
                                        Cutoff  Date)  less the Pool  Balance on
                                        the   last   day  of   the   immediately
                                        preceding   calendar   month   ("Monthly
                                        Principal").  Monthly  Principal will be
                                        distributed  sequentially to the Class A
                                        Certificateholders  as  follows:  (i) to
                                        the Class A-1  Certificateholders  until
                                        the Class A-1  Certificate  Balance  has
                                        been reduced to zero;  (ii) to the Class
                                        A-2  Certificateholders  until the Class
                                        A-2 Certificate Balance has been reduced
                                        to  zero;  and  (iii) to the  Class  A-3
                                        Certificateholders  until  the Class A-3
                                        Certificate  Balance has been reduced to
                                        zero.   For   purposes  of   determining
                                        Monthly Principal,  the unpaid principal
                                        balance of a Defaulted  Receivable  or a
                                        Purchased  Receivable  will be deemed to
                                        be zero  on and  after  such  Receivable
                                        became  a  Defaulted   Receivable  or  a
                                        Purchased Receivable.

                                        No Monthly Principal will be distributed
                                        (i) to the Class A-2  Certificateholders
                                        until the Class A-1 Certificate  Balance
                                        has been reduced to zero, or (ii) to the
                                        Class A-3  Certificateholders  until the
                                        Class A-2  Certificate  Balance has been
                                        reduced  to  zero.  Since  the  rate  of
                                        payment  of  principal  of each class of
                                        Class A  Certificates  depends  upon the
                                        rate of payment of principal  (including
                                        prepayments)  of  the  Receivables,  the
                                        final  distribution  in  respect of each
                                        class  of  Class  A  Certificates  could
                                        occur  significantly  earlier  than  the
                                        respective Final Scheduled  Distribution
                                        Dates. See "The Offered  Certificates --
                                        Distributions     on     the     Offered
                                        Certificates" herein.

The Class I Certificates ...............Interest.  The Class I Certificates  are
                                        interest  only  certificates  which will
                                        not  be   entitled   to  any   principal
                                        distributions.  Interest  will accrue on
                                        the Notional  Principal  Amount (defined
                                        below)  of the Class I  Certificates  at
                                        the rate of 3.0% per annum (the "Class I
                                        Pass-Through    Rate").   The   Notional
                                        Principal Amount represents a designated
                                        principal  component of the Receivables,
                                        originally      $231,119,724.27     (the
                                        "Original Notional Principal Amount").

                                        Interest  with  respect  to the  Class I
                                        Certificates will accrue on the basis of
                                        a  360-day  year  consisting  of  twelve
                                        30-day  months  or,  in the  case of the
                                        first  Distribution  Date, the number of
                                        days from the Closing Date  remaining in
                                        the  month of the  closing  (assuming  a
                                        30-day  month).   On  each  Distribution
                                        Date,  except  the  first   Distribution
                                        Date,  the Trustee shall  distribute pro
                                        rata to holders of Class I  Certificates
                                        (the  "Class I  Certificateholders")  of
                                        record as of the preceding  Record Date,
                                        Class I Monthly  Interest at the Class I
                                        Pass-Through   Rate   on  the   Notional
                                        Principal  Amount   outstanding  on  the
                                        immediately preceding  Distribution Date
                                        (after giving effect to any reduction of
                                        the  Notional  Principal  Amount on such
                                        Distribution  Date)  or,  in the case of
                                        the first  Distribution  Date, as of the
                                        Closing  Date.  Holders  of the  Class I
                                        Certificates will not be entitled to any
                                        distributions    after   the    Notional
                                        Principal   Amount   thereof   has  been
                                        reduced to zero.

                                        Planned      Amortization       Feature;
                                        Calculation  of  the  Class  I  Notional
                                        Principal    Amount.    The    Class   I
                                        Certificates  represent an interest-only
                                        planned  amortization class. The planned
                                        amortization   feature  is  intended  to
                                        reduce the  uncertainty  to investors in
                                        the Class I Certificates with respect to
                                        prepayments.   Because   the   Class   I
                                        Certificates will receive interest based
                                        on the Notional  Principal Amount,  this
                                        is  accomplished by basing the reduction
                                        in the  Notional  Principal  Amount on a
                                        principal  paydown  schedule rather than
                                        on the reduction in the actual principal
                                        balances   of   the   Receivables,    as
                                        described  below.  The amount which will
                                        be     paid     to    the     Class    I
                                        Certificateholders  will  come  from the
                                        excess   of   interest   earned  on  the
                                        Receivables  over  the  Class A  Monthly
                                        Interest and the monthly  Servicing  Fee
                                        payable to the  Servicer  (the  "Monthly
                                        Servicing Fee").  Solely for the purpose
                                        of calculating the
                                        amount payable with respect to the Class
                                        I Certificates,  the Certificate Balance
                                        will  be  divided  into  two   principal
                                        components,  the "PAC Component" and the
                                        "Companion  Component."  The  sum of the
                                        PAC    Component   and   the   Companion
                                        Component  will at all  times  equal the
                                        then   aggregate   unpaid    Certificate
                                        Balance. The "Notional Principal Amount"
                                        of the Class I Certificates  at any time
                                        will be equal to the  principal  balance
                                        of the PAC Component as calculated based
                                        on the allocations of principal payments
                                        described       below,        originally
                                        $231,119,724.27.    The    Pooling   and
                                        Servicing   Agreement    establishes   a
                                        schedule (a "Planned Notional  Principal
                                        Amount  Schedule")  which  is set  forth
                                        herein      under      "The      Offered
                                        Certificates-Class                     I
                                        Certificates-Calculation   of   Notional
                                        Principal  Amount." On each Distribution
                                        Date,  the  Monthly  Principal  will  be
                                        allocated  first to the PAC Component in
                                        an amount up to the amount  necessary to
                                        reduce the amount thereof to the Planned
                                        Notional   Principal   Amount  for  such
                                        Distribution  Date,  as set forth in the
                                        Planned   Notional    Principal   Amount
                                        Schedule,   second,   to  the  Companion
                                        Component until the outstanding amount thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount. As described above, the Notional Principal Amount of the Class I Certificates will be equal to the outstanding amount of the PAC Component and thus will be reduced as the PAC Component is reduced.

                                        The Planned  Notional  Principal  Amount
                                        Schedule has been  prepared on the basis
                                        of the  assumption,  among other things,
                                        that  the   Receivables   prepay   at  a
                                        constant  rate between 1.6% and 2.5% ABS
                                        (as   defined   herein),    an   assumed
                                        annualized  constant rate of prepayments
                                        and the  prepayment  model  used in this
                                        Prospectus. The yield to maturity of the
                                        Class I  Certificates  will be sensitive
                                        to the  rate  and  timing  of  principal
                                        payments (including  prepayments) on the
                                        Receivables     and    may     fluctuate
                                        significantly  from time to time. If the
                                        Receivables  prepay at a  constant  rate
                                        within the range  assumed  in  preparing
                                        the Planned  Notional  Principal  Amount
                                        Schedule,  the PAC  Component  (and  the
                                        Notional Principal Amount of the Class I
                                        Certificates)   will   be   reduced   in
                                        accordance  with  the  Planned  Notional
                                        Principal   Amount   Schedule.   If  the
                                        Receivables  prepay at a  constant  rate
                                        higher than 2.5% ABS,  the amount of the
                                        Companion  Component  will be reduced to
                                        zero more quickly, and the amount of the
                                        PAC   Component    (and   the   Notional
                                        Principal   Amount   of  the   Class   I
                                        Certificates)   will  be  reduced   more
                                        quickly  than  provided  in the  Planned
                                        Notional   Principal   Amount  Schedule,
                                        thereby reducing the yield to holders of
                                        the Class I Certificates.  In general, a
                                        rapid  rate  of  principal   prepayments
                                        (including  liquidations  due to losses,
                                        repurchases and other dispositions) will
                                        have a material  negative  effect on the
                                        yield  to   maturity   of  the  Class  I
                                        Certificates.

                                        The Planned  Notional  Principal  Amount
                                        Schedule is set forth  herein under "The
                                        Offered  Certificates  --  The  Class  I
                                        Certificates  -- Calculation of Notional
                                        Principal  Amount." The Planned Notional
                                        Principal   Amount   Schedule  has  been
                                        prepared   on  the   basis  of   certain
                                        assumptions,  which are described herein
                                        under "The Offered Certificates -- Class
                                        I  Yield  Considerations."   Prospective
                                        investors  in the  Class I  Certificates
                                        should  fully  consider  the  associated
                                        risks,  including  the risk that a rapid
                                        rate of prepayments  could result in the
                                        failure  of  investors  in the  Class  I
                                        Certificates  to  recoup  their  initial
                                        investment.   See   "Risk   Factors   --
                                        Prepayment Risks Associated with Class I
                                        Certificates,"   "Yield  and  Prepayment
                                        Considerations    --   The    Class    I
                                        Certificates"     and    "The    Offered
                                        Certificates      --Termination     Upon
                                        Insolvency   Event   of  the   Class  IC
                                        Certificateholder" herein.

Subordination; Spread Account...........The Depositor  will establish an account
                                        (the  "Spread  Account")  on the Closing
                                        Date.   On   each    Distribution   Date
                                        thereafter,  the  Servicer  will deposit
                                        into  the  Spread  Account  any  amounts
                                        remaining  in  the  Certificate  Account
                                        after  the  payment  on such date of all
                                        amounts  owing  pursuant  to the Pooling
                                        and    Servicing    Agreement   to   the
                                        Certificateholders (other than the Class
                                        IC  Certificateholder),  the Surety Bond
                                        Issuer and the  Servicer for the Monthly
                                        Servicing   Fee.   In  the  event   that
                                        Available Funds are  insufficient on any
                                        Distribution    Date    prior   to   the
                                        termination  of the Trust (after payment
                                        of the  Monthly  Servicing  Fee)  to pay
                                        Monthly  Principal and Class A and Class
                                        I  Monthly  Interest  to the Class A and
                                        Class I  Certificateholders,  draws will
                                        be made  on the  Spread  Account  to the
                                        extent of the  balance  thereof  and, if
                                        necessary,   the  Surety  Bond,  in  the
                                        manner  and  to  the  extent   described
                                        herein. The Spread Account is solely for
                                        the  benefit  of the Class A and Class I
                                        Certificateholders  and the Surety  Bond
                                        Issuer.  In  the  event  the  amount  on
                                        deposit  in the  Spread  Account is zero
                                        after giving effect to any draws thereon
                                        for the benefit of the Class A and Class
                                        I  Certificateholders,  and  there  is a
                                        default under the Surety Bond, losses on
                                        the  Receivables  will be borne directly
                                        pro  rata  by all  classes  of  Class  A
                                        Certificateholders (to the extent of the
                                        classes or class of Class A Certificates
                                        which are  outstanding at such time) and
                                        Class I Certificateholders, as described
                                        herein.   Any  such   reduction  of  the
                                        principal balance of the Receivables due
                                        to losses on the  Receivables  will also
                                        result  in a  reduction  of the  Class I
                                        Notional   Principal  Amount.  See  "The
                                        Offered Certificates--  Distributions on
                                        the    Offered     Certificates"     and
                                        "--Accounts" herein.

                                        The  Class A  Certificates  and  Class I
                                        Certificates will be senior in right and interest to the Class IC Certificate. The Class A Certificateholders and the Class I Certificateholders will have equal rights with respect to amounts collected on or with respect to the Receivables and other assets of the Trust in the event of a shortfall. The Trustee will first withdraw funds from the Spread

                                        Account on each Distribution Date to the
                                        extent of any  shortfall  in the Class A
                                        and  Class I  Monthly  Interest  and the
                                        Monthly  Principal as  described  above.
                                        Any  amount  on  deposit  in the  Spread
                                        Account  on  any  Distribution  Date  in
                                        excess  of the  Required  Spread  Amount
                                        (defined below) after all other required
                                        deposits    thereto   and    withdrawals
                                        therefrom  have  been  made,  and  after
                                        payment therefrom of all amounts due the
                                        Surety Bond  Issuer will be  distributed
                                        to   the   holder   of  the   Class   IC
                                        Certificate      (the      "Class     IC
                                        Certificateholder").   Any   amount   so
                                        distributed     to    the    Class    IC
                                        Certificateholder will no longer be an asset of the Trust.

                                        While it is intended  that the amount on
                                        deposit in the Spread  Account grow over
                                        time, through the deposit thereto of the
                                        excess  collections,   if  any,  on  the
                                        Receivables,   to  the  Required  Spread
                                        Amount,  there can be no assurance  that
                                        such growth  will  actually  occur.  The
                                        "Required Spread Amount" with respect to
                                        any  Distribution  Date will equal 1.25%
                                        of  the  initial  Pool  Balance.  If the
                                        average    aggregate    yield   of   the
                                        Receivables  pool in  excess  of  losses
                                        falls below a prescribed level set forth
                                        in the Insurance Agreement, the Required
                                        Spread Amount will be increased to 5% of
                                        the Pool  Balance.  Upon and  during the
                                        continuance  of an Event of  Default  or
                                        upon the  occurrence  of  certain  other
                                        events   described   in  the   Insurance
                                        Agreement  generally involving a failure
                                        of  performance  by  the  Servicer  or a
                                        material  misrepresentation  made by the
                                        Servicer under the Pooling and Servicing
                                        Agreement  or the  Insurance  Agreement,
                                        the  Required  Spread  Amount  shall  be
                                        equal  to the  Surety  Bond  Amount,  as
                                        further   described   below.   See  "The
                                        Offered Certificates -- Accounts" and --
                                        "The Surety Bond" herein.

Surety Bond.............................The    Depositor    shall    obtain   an
                                        irrevocable  surety  bond  (the  "Surety
                                        Bond")  issued by the Surety Bond Issuer
                                        (as specified below), for the benefit of
                                        the Trustee on behalf of the Class A and
                                        Class I Certificateholders.  The Trustee
                                        shall  draw  on the  Surety  Bond in the
                                        event  that  sufficient  funds  are  not
                                        available  (after payment of the Monthly
                                        Servicing Fee and after withdrawals from
                                        the  Spread  Account  to pay the Class A
                                        and  Class I  Certificateholders  on any
                                        Distribution Date in accordance with the
                                        Pooling  and  Servicing   Agreement)  to
                                        distribute  Class A and  Class I Monthly
                                        Interest and Monthly Principal, up to the Surety Bond Amount. See "The Offered Certificates--The Surety Bond."

Surety Bond Amount......................The term "Surety Bond Amount" means with respect to any  Distribution  Date:  (x)
                                        the  sum of (A)  the  lesser  of (i) the
                                        Certificate Balance (after giving effect
                                        to any  distribution  of Available Funds
                                        and any funds  withdrawn from the Spread
                                        Account to pay Monthly Principal on such
                                        Distribution  Date)  and  (ii)  the  Net
                                        Principal  Surety Bond Amount,  plus (B)
                                        Class A Monthly Interest, plus (C) Class
                                        I Monthly Interest, plus (D) the Monthly
                                        Servicing  Fee;  less (y) all amounts on
                                        deposit  in the  Spread  Account on such
                                        Distribution Date. "Net Principal Surety
                                        Bond  Amount"   means  the   Certificate
                                        Balance as of
                                        the first Distribution Date minus all amounts previously drawn on the Surety Bond or from the Spread Account with respect to Monthly Principal.

Surety Bond Issuer......................Capital Markets Assurance Corporation.

Optional Sale  .........................The Class IC  Certificateholder  has the
                                        right to cause the  Trustee  to sell all
                                        of the  Receivables  (referred to herein
                                        as an  "Optional  Sale")  as of the last
                                        day  of  any  Collection  Period,  at  a
                                        purchase  price equal to the fair market
                                        value of the  Receivables  (but not less
                                        than  the  sum  of (i)  their  aggregate
                                        outstanding   principal   balance   plus
                                        accrued and unpaid interest  thereon and
                                        (ii) any  amounts  due the  Surety  Bond
                                        Issuer),  if (i) the Certificate Balance
                                        as of the  following  Distribution  Date
                                        will  equal  10% or less of the  initial
                                        Certificate Balance and (ii) the Class I
                                        Notional   Principal   Amount  has  been
                                        reduced to zero.

Tax Status..............................In the opinion of special tax counsel to the  Depositor,  the  Trust  will not be
                                        treated as an  association  taxable as a
                                        corporation  or  as a  "publicly  traded
                                        partnership"  taxable as a  corporation.
                                        The Trustee  and the  Certificateholders
                                        will  agree  to  treat  the  Trust  as a
                                        partnership   for  federal   income  tax
                                        purposes,  which  will not be subject to
                                        federal  income tax at the Trust  level.
                                        See   "Certain    Federal   Income   Tax
                                        Consequences" in the Prospectus.

Ratings  ...............................As a  condition  to the  issuance of the
                                        Offered  Certificates,  the  Class A and
                                        Class I  Certificates  must be  rated in
                                        the  highest  category  by at least  one
                                        nationally recognized rating agency. The
                                        rating of the Class I Certificates  does
                                        not address the  possibility  that rapid
                                        rates    of    principal    prepayments,
                                        including  prepayments  resulting from a
                                        sale   of  the   Receivables   upon   an
                                        Insolvency  Event  with  respect  to the
                                        Class IC Certificateholder, could result
                                        in a failure of the holders of the Class
                                        I  Certificates  to fully  recover their
                                        investment.  A security  rating is not a
                                        recommendation  to  buy,  sell  or  hold
                                        securities   and  may  be   subject   to
                                        revision  or  withdrawal  at any time by
                                        the   assigning   rating   agency.   See
                                        "Certificate Rating."

ERISA Considerations  ..................Subject to the considerations  discussed under "ERISA  Considerations" herein and
                                        in   the   Prospectus,   the   Class   A
                                        Certificates    and    the    Class    I
                                        Certificates   may   be   eligible   for
                                        purchase  by  employee   benefit   plans
                                        subject  to  Title  I  of  the  Employee
                                        Retirement  Income Security Act of 1974,
                                        as amended  ("ERISA").  Any benefit plan
                                        fiduciary considering the purchase of an
                                        Offered Certificate should,  among other
                                        things,  consult with experienced  legal
                                        counsel  in   determining   whether  all
                                        required  conditions  for such  purchase
                                        have   been   satisfied.    See   "ERISA
                                        Considerations"   herein   and   in  the
                                        Prospectus.

                                  RISK FACTORS

         Investors should carefully consider the information set forth below as well as the other investment considerations described in this prospectus.

Limited Liquidity

         There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a market in the Offered Certificates, but are under no obligation to do so. There can be no assurance that a secondary market will develop or, if one does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Offered Certificates.

Certificates Solely Obligations of the Trust

         The Offered Certificates are interests in the Trust only and do not represent the obligation of any other person. The Class A and Class I Certificateholders are senior in right and interest to the Class IC Certificateholder (as described under "The Offered Certificates -- Distributions on the Offered Certificates"). The Trustee will withdraw funds from the Spread Account, up to the full balance of the funds on deposit in such account, only in the event that Available Funds are insufficient in accordance with the Pooling and Servicing Agreement to distribute Class A and Class I Monthly Interest and Monthly Principal (after payment of the Monthly Servicing Fee). The amount on deposit in the Spread Account is intended to increase over time to an amount equal to the Required Spread Amount. There is no assurance that such growth will occur or that the balance in the Spread Account will always be sufficient to assure payment in full of Monthly Principal and Monthly Interest. If the amount on deposit in the Spread Account is reduced to zero after giving effect to all amounts to be deposited to and withdrawn from the Spread Account pursuant to the Pooling and Servicing Agreement, on any Distribution Date prior to termination of the Trust, the Trustee will draw on the Surety Bond, in an amount equal to the shortfall in respect of Class A and Class I Monthly Interest and Monthly Principal, up to the Surety Bond Amount. If the Spread Account is reduced to zero and there is a default under the Surety Bond, the Trust will depend solely on current distributions on the Receivables to make distributions on the Offered Certificates and distributions of interest and principal on the Offered Certificates may be made pro rata based on the amounts to which Certificateholders of each class are entitled as set forth under "The Offered Certificates -- Distributions on the Offered Certificates." See "The Receivables Pool --Delinquencies, Repossessions and Net Losses" and "The Offered Certificates -- Accounts" and "-- Distribution on the Offered Certificates" herein.

Prepayment Risks Associated with the Class I Certificates

         If the Receivables prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component (and the Notional Principal Amount) will be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Receivables prepay at a constant rate higher than 2.5% ABS, the Notional Principal Amount will be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to holders of the Class I Certificates. In general, a rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions and prepayments resulting from any sale of the Receivables upon an Insolvency Event with respect to the Class IC Certificateholder) will have a material negative effect on the yield to maturity of the Class I Certificates. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Yield and Prepayment Considerations" herein. Termination Upon Insolvency Event of the Class IC Certificateholder

         The Depositor will be the initial Class IC Certificateholder. If an Insolvency Event occurs with respect to the Class IC Certificateholder, the Receivables will be sold and the Trust will be liquidated unless, within the period specified herein, holders of more than 51% of the Certificate Balance and holders of more than 51% of the Notional Principal Amount of the Class I Certificates instruct the

Trustee not to sell the Receivables and liquidate the Trust or unless such sale and liquidation is otherwise prohibited by applicable law. The Surety Bond will not be available to pay any shortfalls upon sale of the Receivables on liquidation of the Trust. See "The Offered Certificates -- Termination Upon Insolvency Event of the Class IC Certificateholder" herein. The Depositor is a special purpose corporation the activities of which are circumscribed by its charter with a view to reducing any risk of its bankruptcy; however no representation is made concerning the financial condition of the Class IC Certificateholder or the likelihood of an Insolvency Event with respect to such holder. In the event of the sale of the Receivables and liquidation of the Trust following an Insolvency Event, the proceeds may not be sufficient to pay all accrued and unpaid amounts owing on the Certificates. The Surety Bond will not be available to cover any such shortfall. Following such a sale, the Class I Certificateholders may be entitled to receive a portion of the proceeds of sale based upon the amount originally paid for the Class I Certificates (as reduced by prior returns of such amount) as provided in the Pooling and Servicing Agreement. Furthermore, any distributions of such proceeds will have an effect similar to a prepayment of the Receivables and could affect the yield on the Class A Certificates and may significantly affect the yield on the Class I Certificates. See "Yield and Prepayment Considerations" herein.

Certificate Rating

         It is a condition of issuance of the Offered Certificates that the Class A Certificates and the Class I Certificates be rated in the highest category by at least one nationally recognized rating agency. Such ratings will reflect only the views of the relevant rating agency. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Offered Certificates. The rating of the Class I Certificates does not address the possibility that rapid rates of principal prepayments, including prepayments resulting from a sale of the Receivables upon an Insolvency Event with respect to the Class IC
Certificateholder, could result in a failure of the holders of the Class I Certificates to fully recover their investment. A security rating is not a recommendation to buy, sell or hold securities.

                             FORMATION OF THE TRUST

         The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Offered Certificates. The Depositor will retain the Class IC Certificate. UAC will be responsible for servicing the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" in the Prospectus. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or make any notation of the Trust's lien on the certificates of title of the Financed Vehicles. In the absence of such notation on the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables. See "Certain Legal Aspects of the Receivables" in the Prospectus. Under the terms of the Pooling and Servicing Agreement, UAC may delegate its duties as Servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.

         The Depositor will establish, for the benefit of the Class A and Class I Certificateholders and the Surety Bond Issuer, the Spread Account and will obtain the Surety Bond. Withdrawals from the Spread Account and, only after such withdrawals, draws on the Surety Bond will be made in accordance with the Pooling and Servicing Agreement in the event that sufficient funds are not available (after payment of the Monthly Servicing Fee) to distribute, in the case of Class I Monthly Interest, Class A Monthly Interest and Monthly Principal, up to the Surety Bond Amount. If the Spread Account is exhausted and there is a default under the Surety Bond, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables for distributions of interest and principal on the Certificates. In such event, certain factors, such as the Trustee's not having perfected security interests in some of the Financed Vehicles, may affect the

Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Offered Certificates -- Accounts" herein and "Certain Legal Aspects of the Receivables" in the Prospectus.

                              THE RECEIVABLES POOL

         The Receivables were selected from UAFC's prime portfolio for purchase by the Depositor by several criteria, including that each Receivable: (i) has an original number of payments of not more than 84 payments and not less than 12 payments, (ii) has a remaining maturity of not more than 84 months and not less than three months, (iii) provides for level monthly payments that fully amortize the amount financed over the original term, and (iv) has a Contract Rate (exclusive of prepaid finance charges) of not less than 6.50%. The weighted average remaining maturity of the Receivables will be approximately 68 months as of the Cutoff Date.

         Approximately 94.41% of the aggregate principal balance of the Receivables as of the Cutoff Date are simple interest contracts which provide for equal monthly payments. Approximately 5.59% of the aggregate principal balance of the Receivables as of the Cutoff Date are Precomputed Receivables (as defined in the Prospectus) originated in California. All of such Precomputed Receivables are Rule of 78's Receivables (as defined in the Prospectus). Approximately 22.27% of the aggregate principal balance of the Receivables as of the Cutoff Date represent financing of new vehicles; the remainder of the Receivables represent financing of used vehicles.

         Receivables representing more than 10% of the aggregate principal balance of the Receivables as of the Cutoff Date were originated in metropolitan areas in the States of California and Texas. The performance of the Receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such metropolitan areas.

              Composition of the Receivables as of the Cutoff Date


                                                                    Aggregate        Original          Weighted
                                                      Number of      Principal       Principal          Average
                                                     Receivables      Balance         Balance           Rate
                                                      ------     ---------------   ---------------      ------
New Automobiles and Light-Duty Trucks............      3,532    $  55,929,577.00   $ 64,404,172.91      13.017%
Used Automobiles and Light-Duty Trucks...........     16,989      199,474,922.51    218,645,031.93      13.687%
New Vans (1).....................................        331        7,125,344.01      7,853,862.60      12.926%
Used Vans (1)....................................      1,638       20,555,503.76     23,025,977.05      13.542%
                                                      ------     ---------------   ---------------      ------
All Receivables..................................     22,490     $283,085,347.28   $313,929,044.49      13.525%
                                                      ======     ===============   ===============      ======



                                                      Weighted       Weighted      Percent of
                                                       Average        Average      Aggregate
                                                      Remaining      Original     Principal
                                                       Term(2)        Term(2)     Balance(3)
                                                     ------          ------          ------
New Automobiles and Light-Duty Trucks..........      73.720mos.      77.705mos.       19.76%
Used Automobiles and Light-Duty Trucks.........      65.963          68.285           70.46
New Vans (1)...................................      76.463          79.537            2.52
Used Vans (1)..................................      65.811          68.545            7.26
                                                     ------          ------          ------
All Receivables................................      67.749mos.      70.448mos.      100.00%
                                                     ======          ======          ======

------------
(1) References to vans include minivans and van conversions.

(2) Based on scheduled maturity and assuming no prepayments of the Receivables.

(3) Sum  may not equal 100% due to rounding.

        Geographic Distribution of the Receivables as of the Cutoff Date

                                                         Percent of Aggregate
       State (1)(2)                                     Principal Balance (3)
       ------------                                     ---------------------
       Arizona............................................        5.40%
       California.........................................       11.15
       Colorado...........................................        1.55
       Florida............................................        6.68
       Georgia............................................        1.52
       Illinois...........................................        7.98
       Indiana............................................        3.92
       Iowa...............................................        2.10
       Kansas.............................................        0.71
       Kentucky...........................................        0.02
       Maryland...........................................        2.14
       Michigan...........................................        1.54
       Minnesota..........................................        0.03
       Missouri...........................................        2.53
       Nebraska...........................................        0.32
       New Mexico.........................................        1.05
       North Carolina.....................................        9.50
       Ohio...............................................        6.83
       Oklahoma...........................................        6.06
       Oregon.............................................        0.45
       Pennsylvania.......................................        0.24
       South Carolina.....................................        3.13
       Tennessee..........................................        1.55
       Texas..............................................       14.30
       Virginia...........................................        6.74
       Washington.........................................        1.07
       Wisconsin..........................................        1.48
                                                                ------
           TOTAL  ........................................      100.00%
                                                                ======

(1)    Based on address of the Dealer selling the related Financed Vehicle.

(2) Receivables originated in Ohio were solicited by Dealers for direct financing by UAC or the Predecessor. All other Receivables were originated by Dealers and purchased from such Dealers by UAC or the Predecessor.

(3)    Sum may not equal to 100% due to rounding.


     Distribution of the Receivables by Remaining Term as of the Cutoff Date


                                                                                                 Percentage of
       Remaining                                                 Aggregate           Average      Aggregate
       Scheduled                             Number of          Principal           Principal     Principal
      Term Range                             Receivables          Balance            Balance      Balance(1)
                                             -----------    ---------------        ----------    --------------
    0 to  6 months.......................         171      $     167,085.67       $    977.11         0.06%
    7 to 12 months.......................         541          1,208,315.05          2,233.48         0.43
   13 to 24 months.......................       2,173          8,912,231.40          4,101.35         3.15
   25 to 36 months.......................         678          4,154,386.04          6,127.41         1.47
   37 to 48 months.......................       1,558         13,324,751.68          8,552.47         4.71
   49 to 60 months.......................       4,455         51,143,593.61         11,480.04        18.07
   61 to 66 months.......................       1,637         20,965,938.09         12,807.54         7.41
   67 to 84 months.......................      11,277        183,209,045.74         16,246.26        64.72
                                               ------       ---------------        ----------       ------
             Total.......................      22,490       $283,085,347.28        $12,587.17       100.00%
                                               ======       ===============        ==========       ======

----------------
(1)    Sum may not equal 100% due to rounding.

               Distribution of Receivables Vehicles by Model Year


                                                                                    Principal
   Model                                        Number of        Percentage      Balance as of     Percentage
   Year                                        Receivables       of Total(1)     Cut Off Date      of Total(1)
                                               -----------       ----------      ---------------       ------
   1978.....................................             1            0.00%     $      2,360.94         0.00%
   1980.....................................             1            0.00             6,489.41         0.00
   1981.....................................             2            0.01            17,572.71         0.01
   1982.....................................             1            0.00             1,948.79         0.00
   1983.....................................             5            0.02            30,540.41         0.01
   1984.....................................            13            0.06            83,866.88         0.03
   1985.....................................            26            0.12           146,200.06         0.05
   1986.....................................            72            0.32           380,336.14         0.13
   1987.....................................           260            1.16           992,959.29         0.35
   1988.....................................           780            3.47         3,859,261.43         1.36
   1989.....................................         1,282            5.70         7,803,737.57         2.76
   1990.....................................         1,751            7.79        13,810,290.16         4.88
   1991.....................................         2,304           10.24        21,769,553.80         7.69
   1992.....................................         3,377           15.02        34,274,485.26        12.11
   1993.....................................         3,119           13.87        39,490,706.03        13.95
   1994.....................................         3,097           13.77        46,465,617.01        16.41
   1995.....................................         2,769           12.31        44,413,354.20        15.69
   1996.....................................         2,919           12.98        55,248,814.61        19.52
   1997.....................................           711            3.16        14,287,252.58         5.05
                                               -----------          ------      ---------------       ------
     Total..................................        22,490          100.00%     $283,085,347.28       100.00%
                                               ===========          ======      ===============       ======


(1) Sum may not equal 100% due to rounding.


       Distribution of the Receivables by Note Rate as of the Cutoff Date


                                                                                                 Percentage of
                                                                  Aggregate          Average      Aggregate
                                                 Number of        Principal         Principal     Principal
  Note Rate Range                               Receivables        Balance           Balance      Balance(1)
  ---------------                               -----------  ---------------       ----------    -------------
   6.000  to  6.999%......................            3      $     33,537.86       $11,179.29         0.01%
   7.000  to  7.999%......................           23           138,025.63         6,001.11         0.05
   8.000  to  8.999%......................          213         1,746,434.83         8,199.23         0.62
   9.000  to  9.999%......................          537         4,266,728.44         7,945.49         1.51
   10.000 to 10.999%......................        1,355        13,568,221.50        10,013.45         4.79
   11.000 to 11.999%......................        2,785        34,831,265.63        12,506.74        12.30
   12.000 to 12.999%......................        4,956        65,026,539.33        13.120.77        22.97
   13.000 to 13.999%......................        5,900        79,818,435.82        13,528.55        28.20
   14.000 to 14.999%......................        3,697        47,727,138.42        12,909.69        16.86
   15.000 to 15.999%......................        1,414        17,630,920.21        12,468.83         6.23
   16.000 to 16.999%......................          677         8,108,759.07        11,977.49         2.86
   17.000 to 17.999%......................          419         5,023,881.82        11,990.17         1.77
   18.000 to 18.999%......................          304         3,494,923.23        11,496.46         1.23
   19.000 to 19.999%......................           68           646,765.55         9,511.26         0.23
   20.000 to 20.999%......................           93           787,085.67         8,463.29         0.28
   21.000 to 21.999%......................           39           195,848.22         5,021.75         0.07
   22.000 to 22.999%......................            3            19,698.00         6,566.00         0.01
   23.000 to 23.999%......................            1             6,064.24         6,064.24         0.00
   24.000 to 24.999%......................            1             5,582.08         5,582.08         0.00
   25.000 to 25.999%......................            1             4,292.11         4,292.11         0.00
   26.000 to 26.999%......................            1             5,199.62         5,199.62         0.00
                                                 ------      ---------------       ----------       ------
               Total......................       22,490      $283,085,347.28       $12,587.17       100.00%
                                                 ======      ===============       ==========       ======

-------------
(1) Sum may not equal 100% due to rounding.

Delinquencies, Repossessions and Net Losses

   Set forth below is certain information concerning the experience of UAC and the Predecessor pertaining to delinquencies, repossessions, and net losses on its prime fixed rate retail automobile, light truck and van receivables serviced by UAC and the Predecessor. There can be no assurance that the delinquency, repossession, and net loss experience on the Receivables will be comparable to that set forth below.

                             Delinquency Experience


                                                       At June 30,                                 At September 30,
                              ---------------------------------------------------------------   ------------------------
                                       1994               1995                    1996                    1996
                              -------------------  --------------------- ---------------------  ------------------------
                                                          (Dollars in thousands)
                               Number of           Number of             Number of               Number of
                              Receivables  Amount  Receivables  Amount   Receivables   Amount   Receivables     Amount
                              ----------  --------  ---------- --------   -----------  ------   -----------   ----------
Servicing portfolio............. 91,837   $843,245   117,837   $1,159,349   147,722  $1,548,538     155,853   $1,648,523
                                 ------   --------   -------   ----------   -------  ----------     -------   ----------
Delinquencies
   30-59 days...................    907      8,389     1,169       12,097     1,602      17,030       1,498       16,605
   60-89 days...................    213      2,118       377        4,124       694       7,629         907       10,650
   90 days or more..............    137      1,324         0            0       333       3,811         499        6,047
                                 ------   --------   -------   ----------   -------  ----------     -------   ----------
Total delinquencies.............  1,257     11,831     1,546       16,221     2,629      28,470       2,904       33,302
                                 ======   ========   =======   ==========   =======  ==========     =======   ==========
Total delinquencies as a
   percent of servicing
     portfolio..................   1.37%      1.40%     1.31%       1.40 %     1.78%       1.84%       1.86%        2.02%



                           Credit Loss Experience (1)




                                                            At June 30,                                      At September 30,
                                   -------------------------------------------------------------------   ------------------------
                                            1994               1995                    1996                        1996
                                   -------------------  --------------------- -------------------------  ------------------------
                                                               (Dollars in thousands)
                                    Number of           Number of              Number of                  Number of
                                   Receivables  Amount  Receivables  Amount    Receivables     Amount     Receivables     Amount
                                   ----------  --------  ---------- --------    ----------   ----------   -----------   ----------
Avg. servicing portfolio(2)......     83,673   $744,149   104,455   $982,875    132,363      $1,343,770     153,203    $1,616,606
                                      ------   --------   -------   --------    -------      ----------     -------    ----------

Gross charge-offs................      1,404     12,094     3,493     28,628      3,663          40,815       986         10,751
Recoveries (4)...................                 6,946               15,258                     19,543                    4,339
                                               --------             --------                 ----------               ----------
Net losses.......................                 5,148               13,370                     21,272                    6,412
                                               ========             ========                 ==========               ==========
Gross charge-offs as
   a % of avg. servicing
   portfolio(3)..................       1.68%      1.63%     3.34%      2.91%      2.77%           3.04%     2.57%          2.66%
Recoveries as a % of gross
   charge-offs...................                 57.43%               53.30%                     47.88%                   40.36%
Net losses as a % of avg.
   servicing portfolio(4)........                  0.69%                1.36%                      1.58%                    1.59%


(1) There is generally no recourse to Dealers under any of the receivables in the portfolio serviced by UAC or the Predecessor, except to the extent of representations and warranties made by Dealers in connection with such receivables.

(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.

(3) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."

(4) In fiscal 1995, the method by which recoveries are stated was changed. Currently, recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value. Under the previous method, reported recoveries excluded unsold repossessed assets carried at fair market value. Prior period credit loss experience has been restated to conform to current period classifications.

(5)  Annualized

         As indicated in the above Delinquency Experience table, current delinquency rates showed a slight increase at September 30, 1996 compared to June 30, 1996; however, there was an improvement compared to September 30, 1995 delinquency statistics. Delinquency rates based upon outstanding loan balances of accounts 30 days past due and over were 2.02% at September 30, 1996 compared to 1.84% at June 30, 1996 and 3.06% at September 30, 1995 for the prime servicing portfolio. UAC believes that the increase in delinquencies since June 30, 1996 is attributable primarily to the cyclical nature of delinquency trends in the business of UAC since delinquencies tend to be higher in the September and December quarters as compared to the March and June quarters. UAC believes that this slight increase is not indicative of a material change in the underlying credit quality of the portfolio.

As indicated in the Credit Loss Experience table above, annualized net charge-offs as a percentage of the average prime servicing portfolio were 1.59% for the three months ended September 30, 1996, compared to 1.58% for the year ended June 30, 1996, and 1.73% for the three months ended September 30, 1995. UAC believes that the stability of losses results from the fact that loans acquired during late 1994 and early 1995, which have experienced higher loss rates, are nearing or have reached the end of the peak period for credit losses. UAC believes such period to be nine to sixteen months from the date of closing.

         Overall, UAC has made strategic changes with respect to pricing and underwriting, including an increase in cut-off scores in several of its existing markets during the third quarter of fiscal 1996 and the implementation of a scoring matrix in October 1996. The scoring matrix combines UAC's custom score with a credit bureau score in order to improve the average quality of the contracts being purchased. UAC has been able to increase its acquisitions despite tightening its credit standards. UAC continues to focus on controlled growth, recognizing that the underlying credit quality of the portfolio is one of the most important factors associated with long-term profitability. These strategies appear to be providing UAC with the desired results; not only has volume increased, but the implied losses on the more recent loan pools are improved over the 1995 loan pools.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

       Monthly Interest (as defined herein) on the Receivables will be distributed to Certificateholders on each Distribution Date to the extent of the Pass-Through Rate applied to the applicable Certificate Balance or Notional Principal Amount, as applicable, as of the preceding Distribution Date or the Closing Date, as applicable (after giving effect to distributions of principal on such preceding Distribution Date). See "The Offered Certificates -- Distributions on the Offered Certificates" herein. In the event of a full or partial prepayment on a Receivable, Certificateholders will receive interest for the full month of such prepayment either through the distribution of interest paid on other Receivables or withdrawal from the Spread Account.

       Although the Receivables will have different Contract Rates, each Receivable's Contract Rate generally will exceed the sum of (a) the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate and the Class A-3 Pass-Through Rate (b) the per annum rate used to calculate the Surety Bond Fee (c) the Class I Pass-Through Rate and (d) the per annum rate used to calculate the Servicing Fee. The Contract Rate on a small percentage of the Receivables, however, will be less than the foregoing sum. Disproportionate rates of prepayments between Receivables with higher and lower Contract Rates could affect the ability of the Trust to distribute Monthly Interest to Certificateholders.

       The effective yield to Certificateholders will be below the yield otherwise produced by the Pass-Through Rate because the distribution of Monthly Principal and Monthly Interest in respect of any given month will not be made until the related Distribution Date, which will not be earlier than the eighth day of the following month.

The Class I Certificates

       The Class I Certificates are interest only certificates. Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty of prepayments with respect to the Class I Certificates, if the Receivables prepay sufficiently quickly, the Notional Principal Amount of the Class I Certificates may be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to the holders of the Class I Certificates. The yield to maturity on the Class I Certificates will therefore be very sensitive to the rate of prepayments, including voluntary prepayments, prepayments due to liquidations, repurchases and losses and prepayments resulting from any sale of the Receivables upon an Insolvency Event relating to the Class IC Certificateholder. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Risk Factors" and "The Offered Certificates -- The Class I Certificates -- Calculation of Notional Principal Amount", "-- Termination Upon Insolvency Event of the Class IC Certificateholder" and "-- Class I Yield Considerations".

                              THE DEPOSITOR AND UAC

       UAC currently acquires loans from nearly 2,600 manufacturer franchised automobile dealerships in 45 major metropolitan areas in 25 states. UAC is an Indiana corporation, formed in December 1993 by the Predecessor to succeed to the indirect automobile finance business of the Predecessor, which the Predecessor had operated since 1986. UAC began purchasing and originating Receivables in April 1994. For the fiscal years ended June 30, 1993, 1994, 1995 and 1996 UAC and/or its Predecessor acquired prime loans aggregating $435 million, $615 million, $767 million, and $995 million, respectively, representing annual increases of 41%, 25%, and 30%, respectively. Of the $1.5 billion of loans in the servicing portfolio of UAC and its Predecessor
(consisting of the principal balance of loans held for sale and securitized loans) at June 30, 1996, approximately 73.29% represented loans on used cars and approximately 26.71% represented loans on new cars.

       Additional information regarding UAC and the Depositor is set forth under "Union Acceptance Corporation and Affiliates" in the Prospectus.

                             THE SURETY BOND ISSUER

       Capital Markets Assurance Corporation is the surety bond provider (the "Surety Bond Issuer"). The Surety Bond Issuer is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. The Surety Bond Issuer is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. The Surety Bond Issuer insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. The Surety Bond Issuer also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

       The Surety Bond Issuer's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps") and "AAA" by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

       The Surety Bond Issuer is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). Neither Holdings nor any of its stockholders is obligated to pay any claims under any surety bond issued by the Surety Bond Issuer or any debts of the Surety Bond Issuer or to make additional capital contributions to the Surety Bond Issuer.

       The Surety Bond Issuer is regulated by the Superintendent of Insurance of the State of New York. In addition, the Surety Bond Issuer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that the Surety Bond Issuer may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. The Surety Bond Issuer is subject to periodic regulatory examinations by the same regulatory authorities.

       The Surety Bond Issuer's obligations under the Surety Bond(s) may be reinsured. Such reinsurance does not relieve the Surety Bond Issuer of any of its obligations under the Surety Bond(s).

THE SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

       As of December 31, 1995 and 1994, the Surety Bond Issuer had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $240 million and $170 million, respectively, and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires the Surety Bond Issuer to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by the Surety Bond Issuer.

       The audited financial statements of the Surety Bond Issuer prepared in accordance with generally accepted accounting principles as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 and the unaudited financial statements of the Surety Bond Issuer for the six-month periods ended June 30, 1995 and 1996 are made a part of this Prospectus Supplement beginning on page F-1. Copies of the Surety Bond Issuer's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, and filed with the Insurance Department of the State of New York are also available upon request. The Surety Bond Issuer is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.

                            THE OFFERED CERTIFICATES

       The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement. Copies of the Pooling and Servicing Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Servicer at the address set forth herein under "Reports to Certificateholders". Citations to the relevant sections of the Pooling and Servicing Agreement appear below in parentheses. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Pooling and Servicing Agreement.

Distributions

       In general, it is intended that the Trustee distribute to the Class A Certificateholders on each Distribution Date beginning December 10, 1996, the aggregate principal payments, including full and partial prepayments (except certain prepayments in respect of Precomputed Receivables as described below under "-- Accounts") received on the Receivables during the related Collection Period, plus a full month's interest at the applicable Pass-Through Rates. Principal to be distributed to the Class A Certificateholders will be allocated on the basis of the Principal Distribution Sequence (as defined herein). It is also intended that the Trustee distribute to the Class I Certificateholders, on each Distribution Date beginning on December 10, 1996 and continuing until the Distribution Date on which the Notional Principal Amount is reduced to zero, a full month's interest at the Class I Pass-Through Rate on the Notional Principal Amount. (Section 9.04.) See "-- Distributions on the Offered Certificates". Interest to Certificateholders may be provided by a payment made by or on behalf of the Obligor, by an Advance made by the Servicer to cover interest due on a defaulted Receivable or by a withdrawal from the Spread Account. If such interest represents Class A or Class I Monthly Interest it may be provided by a draw on the Surety Bond if there are not sufficient funds (after payment of the Monthly Servicing Fee and after giving effect to any withdrawals from the Spread Account for the benefit of the Class A and Class I Certificateholders) to pay Class I Monthly Interest, Class A Monthly Interest and Monthly Principal.

Draws on the Surety Bond to pay Class A and Class I Monthly Interest and Monthly Principal will be limited to the Surety Bond Amount. See "-- Sale and Assignment of Receivables" and "-- Accounts" herein.

The Class I Certificates -- Calculation of Notional Principal Amount

       The Class I Certificates are interest only planned amortization securities. The Class I Certificates are entitled to receive interest at the Class I Pass-Through Rate on the Notional Principal Amount of the Class I Certificates, initially $231,119,724.27. The planned amortization feature is intended to reduce the uncertainty to investors in the Class I Certificates with respect to prepayments because the Class I Certificates will receive interest based on their Notional Principal Amount on a principal paydown schedule rather than on the reduction in the actual Certificate Balance as a result of principal payments and prepayments, as described below. Solely for the purpose of calculating the amount payable with respect to the Class I Certificates, the Certificate Balance will be divided into two principal components, the "PAC Component" and the "Companion Component". The Notional Principal Amount will be equal to the PAC Component, originally $231,119,724.27. The sum of the PAC Component and the Companion Component will at all times equal the then aggregate unpaid Certificate Balance.

       The Pooling and Servicing Agreement establishes a schedule (the "Planned Notional Principal Amount Schedule") pursuant to which principal will be allocated to the PAC Component and the Companion Component, as described below. As the PAC Component is reduced, the Notional Principal Amount and payments to the holders of the Class I Certificates will also be reduced.

       On each Distribution Date, the Monthly Principal will be allocated first to the PAC Component up to the amount necessary to reduce the PAC Component to its Planned Notional Principal Amount for such Distribution Date, as set forth in the Planned Notional Principal Amount Schedule, second, to the Companion Component until the balance thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount for such Distribution Date. The foregoing allocations will be made solely for purposes of calculating the Notional Principal Amount and correspondingly, the amount of interest payable with respect to the Class I Certificates. The Class I Certificates are not entitled to receive any principal payments. The foregoing calculations will not affect distributions of principal with respect to the Class A Certificates.

                   Planned Notional Principal Amount Schedule

                                                            Planned Notional
         Distribution Date in                               Principal Amount
         --------------------                               ----------------
         Initial........................................ $    231,119,724.27
         December 1996..................................      223,146,582.38
         January 1997...................................      215,262,487.98
         February 1997..................................      207,469,102.72
         March 1997.....................................      199,768,114.14
         April 1997.....................................      192,161,235.98
         May 1997.......................................      184,650,208.61
         June 1997......................................      177,236,799.35
         July 1997......................................      169,922,802.89
         August 1997....................................      162,710,041.68
         September 1997.................................      155,600,366.31
         October 1997...................................      148,595,655.92
         November 1997..................................      141,697,818.58
         December 1997..................................      134,908,791.74
         January 1998...................................      128,230,542.64
         February 1998..................................      121,665,068.68
         March 1998.....................................      115,214,397.95
         April 1998.....................................      108,880,589.56
         May 1998.......................................      102,665,734.12
         June 1998......................................       96,571,954.22
         July 1998......................................       90,601,404.82
         August 1998....................................       84,756,273.74
         September 1998.................................       79,038,782.13
         October 1998...................................       73,632,399.27
         November 1998..................................       68,311,492.66
         December 1998..................................       63,077,654.29
         January 1999...................................       57,932,501.25
         February 1999..................................       52,877,676.09
         March 1999.....................................       47,914,847.25
         April 1999.....................................       43,045,709.43
         May 1999.......................................       38,271,983.86
         June 1999......................................       33,595,418.81
         July 1999......................................       29,017,789.95
         August 1999....................................       24,540,900.71
         September 1999.................................       20,166,582.71
         October 1999...................................       15,896,696.17
         November 1999..................................       11,733,130.31
         December 1999..................................        7,677,803.76
         January 2000...................................        3,737,528.33
         February 2000..................................                0.00

The Class I Certificates will not be entitled to any distributions after the Notional Principal Amount has been reduced to zero.

Class I Yield Considerations

       Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty relating to prepayments of the Receivables with respect to the Class I Certificates, the yield to maturity of the Class I Certificates will remain extremely sensitive to the prepayment experience of the Receivables, including voluntary prepayments, prepayments due to liquidations, repurchases and losses and prepayments resulting from any sale of the Receivables upon an Insolvency Event relating to the Class IC Certificateholder. Prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class I Certificates should note that they will not be entitled to any distributions after the Notional Principal Amount of the Class I Certificates has been reduced to zero, and that Receivables may be repurchased due to breaches of representations. See also "--Termination Upon Insolvency Event of the Class IC Certificateholder" and "Risk Factors" herein.

       The following table illustrates the significant effect that prepayments on the Receivables have upon the yield to maturity of the Class I Certificates. The table shows the approximate hypothetical pre-tax yields to maturity of the Class I Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the assumed purchase price and the ABS prepayment model described below. The following table also assumes that the Receivables have been aggregated into five hypothetical pools having the following characteristics and that the level scheduled monthly payment for each of the five pools (which is based on its principal balance, weighted average Contract Rate and weighted average remaining term as of the Cutoff Date and its weighted average original term) will be such that such pool will be fully amortized by the end of its weighted average remaining term.


                                                               Weighted Average          Weighted Average
                Cut Off Date        Weighted Average           Remaining Term to         Original Term to
     Pool     Principal Balance      Note Rate               Maturity (in Months)      Maturity (in Months)
     ----     -----------------      ---------               --------------------      --------------------
       1       $ 14,442,018.16        12.351%                       22                          54
       2         13,324,751.68        14.127                        46                          47
       3         51,143,593.61        13.605                        58                          59
       4        101,752,460.74        13.524                        70                          71
       5        102,422,523.09        13.572                        80                          81


       For purposes of the table, it is also assumed that (i) the purchase price of the Class I Certificates is as set forth below, (ii) the Receivables have the characteristics set forth under "-- The Class I Certificates -- Calculation of Notional Principal Amount" above, (iii) the Receivables prepay monthly at the specified percentages of ABS as set forth in the table below, (iv) prepayments representing prepayments in full of individual Receivables are received on the last day of the month and include a full month's interest thereon, (v) the Closing Date for the Offered Certificates is November 21, 1996, (vi) distributions on the Offered Certificates are made, in cash, on the ninth day of each month, commencing on December 9, 1996, (vii) no defaults or delinquencies in the payment of the Receivables are experienced, and (viii) no Receivable is repurchased for breach of representation and warranty or otherwise.

             Sensitivity of the Class I Certificates to Prepayments


                      1.0%         1.6%      1.8%        2.5%         3.0%
        Price(1)       ABS          ABS       ABS         ABS          ABS
       --------      ------       -----      -----       -----       -----
       3.955137%     26.755%      6.480%     6.480%      6.480%    - 3.289%

(1)      Expressed as a percentage of the original Notional Principal Amount.

     Based on the assumptions described above and assuming a purchase price of 3.955137% at approximately 2.868% ABS, the pre-tax yield to maturity of the Class I Certificates would be approximately 0%.

       It is highly unlikely that the Receivables will prepay at a constant rate until maturity or that all of the Receivables will prepay at the same rate. The foregoing table assumes that each Receivable bears interest at its specified Contract Rate, has the same remaining amortization term, and prepays at the same rate. In fact, receivables will prepay at different rates and have different terms.

       The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class I Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class I Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I Certificates and consequently do not purport to reflect the return on any investment in the Class I Certificates when such reinvestment rates are considered.

       The Receivables will not necessarily have the characteristics assumed above, and there can be no assurance that (i) the Receivables will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class I Certificates will correspond to any of the pre-tax yields shown above or (iii) the aggregate purchase price of the Class I Certificates will be equal to the purchase price assumed. Because the Receivables will include Receivables that have remaining terms to stated maturity shorter or longer than those assumed and Contract Rates higher or lower than those assumed, the pre-tax yield on the Class I Certificates may differ from those set forth above, even if all of the Receivables prepay at the indicated constant prepayment rates.

       Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

Sale and Assignment of Receivables

       Certain information with respect to the conveyance of the Receivables (i) from Union Acceptance Funding Corporation ("UAFC") to the Depositor pursuant to the Purchase Agreement dated as of November 1,1996, among UAFC, UAC and the Depositor and (ii) from the Depositor to the Trust pursuant to the Pooling and Servicing Agreement is set forth under "The Transfer and Servicing Agreements --Sale and Assignment of the Receivables" in the Prospectus.

Accounts

       In addition to the Certificate Account, the property of the Trust will include the Spread Account and the Payahead Account.

       Spread Account. On the Closing Date, the Depositor will establish the Spread Account. Thereafter, the amount held in the Spread Account will be increased up to the Required Spread Amount by the deposit thereto of payments on the Receivables not utilized to make payments to the Certificateholders (other than the Class IC Certificateholder), the Surety Bond Issuer or the Servicer on any Distribution Date. While it is intended that the Spread Account will grow over time to equal the Required Spread Amount through monthly deposits of excess collections on the Receivables, if any, there can be no assurance that such growth will actually occur. The Spread Account will be established for the benefit of the Class A and Class I Certificateholders and the Surety Bond Issuer. On each Distribution Date, any amounts on deposit in the Spread Account after the payment of any amounts owed to the Surety Bond Issuer in excess of the Required Spread Amount will be withdrawn from the Spread Account and distributed to the Class IC Certificateholder.

Under the terms of the Pooling and Servicing Agreement, the Trustee will withdraw funds from the Spread Account and transfer them to the Certificate Account for any deficiency of Monthly Interest or Monthly Principal as further described below under "-- Distributions on the Offered Certificates", to the extent available, prior to making any draw on the Surety Bond.

       In the event that the balance of the Spread Account is reduced to zero and there is a default under the Surety Bond on any Distribution Date, the Trust will depend solely on current distributions on the Receivables to make distributions of principal and interest on the Certificates. Any reduction in the principal balance of the Receivables due to losses on the Receivables will also result in a reduction of the Notional Principal Amount of the Class I Certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the Prospectus under "Certain Legal Aspects of the Receivables," the Servicer may not recover the entire amount due on such Receivables in the event of a repossession and resale of a Financed Vehicle securing a Receivable in default. In such event, the Certificateholders may suffer a corresponding loss. Any such losses would be borne pro rata by the Class A Certificateholders and Class I Certificateholders.

       Payahead Account. The Servicer will establish an additional account (the "Payahead Account"), in the name of the Trustee and for the benefit of Obligors on the Receivables, into which, to the extent required by the Pooling and Servicing Agreement, early payments by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal and will not be available for distribution to Certificateholders. The Payahead Account will initially be maintained with the Trustee. Interest earned on the balance in the Payahead Account will be remitted to the Servicer monthly. Collections on a Precomputed Receivable made during a Collection Period shall be applied first to any overdue scheduled payment on such Receivable, then to the scheduled payment on such Receivable due in such Collection Period. If any collections remaining after the scheduled payment is made are insufficient to prepay the Precomputed Receivable in full, then generally such remaining collections shall be transferred to and kept in the Payahead Account until such later Collection Period as the collections may be retransferred to the Certificate Account and applied either to a later scheduled payment or to prepay such Receivable in full.

Advances

       With respect to each Receivable delinquent more than 30 days at the end of a Collection Period, the Servicer will make an Advance in an amount equal to 30 days of interest, but only to the extent that the Servicer in its sole discretion, expects to recoup the Advance from subsequent collections on the Receivable. The Servicer will deposit the Advance in the Certificate Account on or before the fifth calendar day of the month following the Collection Period. The Servicer will recoup its Advance from subsequent payments by or on behalf of the respective Obligor, from insurance proceeds or, upon the Servicer's determination that reimbursement from the preceding sources is unlikely, will recoup its Advance from any collections made on other Receivables. (Section 9.05.)

Distributions on the Class IC Certificate

       The Class IC Certificate will be initially issued to the Depositor and will entitle it to receive monthly all funds held in the Spread Account in excess of the Required Spread Amount after payment of all amounts owed to the Surety Bond Issuer. Upon termination of the Trust the Class IC Certificateholder is entitled to receive any amounts remaining in the Spread Account (only after all required payments to the Surety Bond Issuer are made) after the payment of expenses and distributions to Certificateholders. See "-- Accounts" above.

Distributions on the Offered Certificates

       The Servicer will deposit in the Certificate Account the amount of payments on all Receivables received with respect to the preceding Collection Period. All such payments on the Simple Interest

Receivables, the scheduled payments on Precomputed Receivables, plus the net amount to be transferred from the Payahead Account for the related Distribution Date, all Advances for such Collection Period, and the Purchase Amount for all Receivables that became Purchased Receivables during the preceding Collection Period, will be available for distribution pursuant to the terms of the Pooling and Servicing Agreement on the next succeeding Distribution Date ("Available Funds") and will determine the amount of funds necessary to make distributions of Monthly Principal and Monthly Interest to the Certificateholders and the Monthly Servicing Fee to the Servicer. If there is a deficiency with respect to Class A or Class I Monthly Interest or Monthly Principal on any Distribution Date after giving effect to payments of the Monthly Servicing Fee on such Distribution Date, the Servicer will withdraw amounts, to the extent available, from the Spread Account in the amount of such deficiency and notify the Trustee of any remaining deficiency, whereupon the Trustee will draw on the Surety Bond to pay Class A and Class I Monthly Interest and Monthly Principal on any
Distribution Date, up to the Surety Bond Amount. Moreover, if the Available Funds for a Distribution Date are insufficient to pay current and past due Surety Bond Fees, and other amounts owed to the Surety Bond Issuer, pursuant to the Insurance Agreement, plus accrued interest thereon, to the Surety Bond Issuer, the Servicer will notify the Trustee of such deficiency, and the amount, if any, then on deposit in the Spread Account (after giving effect to any withdrawal to satisfy a deficiency described in the two preceding sentences) will be available to cover such deficiency.

       If acceptable to each Rating Agency without a reduction in the rating of any class of Offered Certificates, the Servicing Fee due to the Servicer in respect of each Collection Period will be distributed to the Servicer during such Collection Period from Collections during such Collection Period.

       On each such Distribution Date, the Trustee will apply or cause to be applied the Available Funds (plus, to the extent required for payment of Monthly Interest or Monthly Principal any amounts withdrawn from the Spread Account or drawn on the Surety Bond, as applicable) to make the following payments in the following priority:

          (a) the aggregate  amount of outstanding  Advances on all  Receivables
          (x) that became Defaulted Receivables during the prior Collection Period and (y) that the Servicer determines to be unrecoverable, to the Servicer;

          (b) the Servicing Fee, including any overdue Servicing Fee, to the Servicer, to the extent not previously distributed to the Servicer;

          (c) pro rata, (y) Monthly Principal, in accordance with the Principal Distribution Sequence (described below), and Class A Monthly Interest, including any overdue Monthly Principal and Class A Monthly Interest, to the Class A Certificateholders and (z) Class I Monthly Interest, including any overdue Class I Monthly Interest, to the Class I Certificateholders;

          (d) the Surety Bond Fee to the Surety Bond Issuer;

          (e) the amount of recoveries of Advances (to the extent such recoveries have not previously been reimbursed to the Servicer pursuant to clause (a) above), to the Servicer;

          (f) the amount of Liquidation Proceeds on Purchased Receivables purchased by the Servicer, to the Servicer;

          (g) the amount of Liquidation Proceeds on Purchased Receivables repurchased by the Depositor, to the Depositor;

          (h) the aggregate amount of any unreimbursed draws on the Surety Bond payable to the Surety Bond Issuer, under the Insurance Agreement, for Class A Monthly Interest, Class I Monthly Interest and Monthly Principal, plus accrued interest thereon and any other amounts owing to the Surety Bond Issuer under the Insurance Agreement; and

          (i) the balance into the Spread Account.

       After all distributions pursuant to clauses (a) through (i) above have been made for each Distribution Date, the amount of funds remaining in the Spread Account on such date, if any, in excess of the Required Spread Amount, will be distributed by the Trustee to the Class IC Certificateholder. Any amounts so distributed to the Class IC Certificateholder will no longer be property of the Trust and Certificateholders will have no rights with respect thereto.

       If on any Distribution Date there are not sufficient Available Funds (together with amounts withdrawn from the Spread Account and/or the Surety Bond) to pay the distribution required by (c) above, the Available Funds distributable thereunder shall be distributed proportionately on the basis of the ratio of the required distribution due each of the Class A and Class I Certificateholders, respectively, to the sum of the distributions required by (c) to the Class A Certificateholders and the Class I Certificateholders. The amount so distributed to the Class A Certificateholders hereunder shall be allocated first to Class A Monthly Interest, and second to Monthly Principal pro rata among the Class A Certificateholders.

       "Monthly Interest" for any Distribution Date will equal the sum of the Class A Monthly Interest and the Class I Monthly Interest.

       "Class A Monthly Interest" for any Distribution Date will equal the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest and Class A-3 Monthly Interest.

       "Class A-1 Monthly Interest" for any Distribution Date will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class A-1 Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date (assuming a 30 day month) from the Closing Date divided by 30) multiplied by (the Class A-1 Certificate Balance at the Closing
Date) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class A-1 Pass-Through Rate and the Class A-1 Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

       "Class A-2 Monthly Interest" for any Distribution Date will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class A-2 Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date (assuming a 30 day month) from the Closing Date divided by 30) multiplied by (the Class A-2 Certificate Balance at the Closing
Date) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class A-2 Pass-Through Rate and the Class A-2 Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

       "Class A-3 Monthly Interest" for any Distribution Date will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class A-3 Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date (assuming a 30 day month) from the Closing Date divided by 30) multiplied by (the Class A-3 Certificate Balance at the Closing
Date) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class A-3 Pass-Through Rate and the Class A-3 Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

       "Monthly Principal" for any Distribution Date will equal the amount necessary to reduce the Certificate Balance to the aggregate unpaid principal balance of the Receivables on the last day of the preceding Collection Period; provided, however, that Monthly Principal on the final scheduled Distribution Date for each class of Class A Certificates will be increased by the amount, if any, which is necessary to reduce the Certificate Balance of such class to zero on such date. For the purpose of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable is deemed to be zero on and after the last day of the Collection Period in which such Receivable became a Defaulted Receivable or a Purchased Receivable.

         "Principal Distribution Sequence" means that Monthly Principal shall be distributed among the Class A Certificateholders in the following sequence: (i) to the Class A-1 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero; (ii) to the Class A-2 Certificateholders until the Class A-2 Certificate Balance has been reduced to zero; and (iii) to the Class A-3 Certificateholders until the Class A-3 Certificate Balance has been reduced to zero.

       "Class I Monthly Interest" for any Distribution Date will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class I Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date (assuming a 30 day month) from the Closing Date divided by 30) multiplied by (the Class I Notional Principal Amount at the Closing Date) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class I Pass-Through Rate and the Notional Principal Amount on the preceding Distribution Date (after giving effect to any application of Monthly Principal on such preceding Distribution Date).

       "Surety Bond Fee" for any Distribution Date will equal one-twelfth of the product of the Surety Bond per annum fee rate set forth in the Insurance Agreement and the Certificate Balance calculated as of the first day of the Collection Period to which such Distribution Date relates and payable monthly in arrears.

       "Defaulted Receivable" will mean, for any Collection Period, a Receivable as to which any of the following has occurred: (i) the Receivable is 120 days or more delinquent as of the last day of such Collection Period; (ii) the Financed Vehicle that secures the Receivable has been repossessed; or (iii) the Receivable has been determined to be uncollectable in accordance with the Servicer's customary practices on or prior to the last day of such Collection Period; provided, however, that any Receivable which the Depositor or the Servicer is obligated to repurchase or purchase pursuant to the Pooling and Servicing Agreement shall be deemed not to be a Defaulted Receivable.

       As an administrative convenience, the Servicer will be permitted to make the deposit of Collections and aggregate Advances and Purchase Amounts for or with respect to the Collection Period, net of distributions to be made to the Servicer or Depositor with respect to the Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all deposits and distributions were made individually. (Section 9.06.)

       The following chart sets forth an example of the application of the foregoing provisions to a monthly distribution:

November 1-30  .........................Collection Period. The Servicer receives monthly payments, prepayments, and other proceeds in respect of the Receivables and deposits them in the Certificate Account. The Servicer may deduct the Servicing Fee from such deposits.

November 30  ...........................Record   Date.   Distributions   on  the
                                        Distribution    Date    are    made   to
                                        Certificateholders   of  record  at  the
                                        close of business on this date.

December 5  ............................On the fifth  calendar day after the end
                                        of   the    Collection    Period    (the
                                        "Determination   Date")   the   Servicer
                                        notifies the Trustee of the amounts to be distributed on the Distribution Date and of any deficiencies.

December 10  ...........................On the  third  business  day  after  the
                                        Determination  Date  (the  "Distribution
                                        Date") the Trustee  withdraws funds from
                                        the Spread  Account  and/or draws on the
                                        Surety  Bond,  if   necessary,   to  pay
                                        Monthly  Principal and Monthly  Interest
                                        to   Certificateholders   as   described
                                        herein.   The  Trustee   distributes  to
                                        Certificateholders amounts payable in respect of the Offered Certificates, and pays the Servicing Fee to the extent not previously paid, the Surety Bond Fee and any amounts owing to the Surety Bond Issuer.

The Surety Bond

       On or before the Closing Date, the Depositor and UAC, in its individual capacity and as Servicer, and the Surety Bond Issuer will enter into an Insurance and Reimbursement Agreement (the "Insurance Agreement") pursuant to which the Surety Bond Issuer will issue the Surety Bond. Under the terms of the Pooling and Servicing Agreement, after withdrawal of any amounts in the Spread Account with respect to a Distribution Date to pay a deficiency Monthly Interest or Monthly Principal, the Trustee will be authorized to draw on the Surety Bond for the benefit of the Class A and Class I Certificateholders and credit the Certificate Account for such draws as described above under "--Distributions on the Offered Certificates." The maximum amount that may be drawn under the Surety Bond on any Distribution Date is limited to the Surety Bond Amount for such Distribution Date. The Surety Bond Amount, with respect to any Distribution Date, shall equal (x) the sum of (A) the lesser of (i) the Certificate Balance (after giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date) and (ii) the Net Principal Surety Bond Amount, plus (B) Class A Monthly Interest, plus (C) Class I Monthly Interest, plus (D) the Monthly Servicing Fee; less (y) all amounts on deposit in the Spread Account on such Distribution Date. "Net Principal Surety Bond Amount" means the Certificate Balance as of the first Distribution Date minus all amounts previously drawn on the Surety Bond or from the Spread Account with respect to Monthly Principal.

       The Surety Bond Issuer will be entitled to receive the Surety Bond Fee and certain other amounts on each Distribution Date as described under "--Distributions on Certificates" and to receive amounts on deposit in the Spread Account as described above under "--The Spread Account." The Surety Bond Issuer will not be entitled to reimbursement of any amounts from the Certificateholders. The Surety Bond Issuer's obligation under the Surety Bond is irrevocable. The Surety Bond Issuer will have no obligation other than its obligations under the Surety Bond to the Certificateholders or the Trustee.

       In the event that the balance in the Spread Account is reduced to zero and there has been a default under the Surety Bond, the Trust may depend solely on current distributions on the Receivables to make distributions of principal and interest on the Offered Certificates. Any reduction in the principal balance of the Receivables due to losses on the Receivables may also result in a reduction of the Notional Principal Amount of the Class I Certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the Prospectus under "Certain Legal Aspects of the Receivables," the Servicer may not recover the entire amount due on such Receivables in the event of a repossession and resale of a Financed Vehicle securing a Receivable in default. In such event, the Certificateholders may suffer a corresponding loss. Any such losses would be borne pro rata by the Class A Certificateholders and Class I Certificateholders. See " -- Distributions on the Offered Certificates."

Unlimited Liability of the Class IC Certificateholder

       The Class IC Certificateholder has agreed to assume unlimited personal liability to any creditor of the Trust (other than the Trustee and the Certificateholders in certain circumstances). Third party creditors may rely on such agreement as third-party beneficiaries. (Section 7.08.)

Termination Upon Insolvency Event of the Class IC Certificateholder

       If an Insolvency Event (as defined below) occurs with respect to the Class IC Certificateholder, the Class IC Certificateholder will promptly give notice to the Trustee of such event. Under the terms of the Pooling and Servicing Agreement, within 15 days of such notice, the Trustee shall (i) publish a notice of such Insolvency Event stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to the Certificateholders requesting instructions from such holders. Unless instructed otherwise within a specified period by holders of more than 51% of the Certificate Balance and holders of more than 51% of the Notional Principal Amount of the Class I Certificates or unless otherwise prohibited by applicable law, the Trustee will sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be distributed pro rata to Class A and Class I Certificateholders each in respect of their remaining capital investment, and the Trustee will then distribute amounts owing the Surety Bond Issuer and the Class IC Certificateholder and proceed to wind up and terminate the Trust. If such proceeds are not sufficient to pay any accrued and unpaid Class A Monthly Interest, Monthly Principal, the remaining Pool Balance and any accrued but unpaid Class I Monthly Interest and the Surety Bond Issuer in full, the Spread Account may not be available to cover such deficiency, and the holders of the Offered Certificates could incur a loss. The Surety Bond is not available to pay such shortfall. Furthermore, any distributions of such proceeds will have the same effect as a prepayment of the Receivables and would affect the yield on the Class A Certificates and could significantly affect the yield on the Class I Certificates. (Section 16.03.)

       An "Insolvency Event" means, with respect to the Class IC Certificateholder, (i) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee in bankruptcy for the Class IC Certificateholder in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of the Class IC Certificateholder's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (ii) the consent by the Class IC Certificateholder to the appointment of a trustee in bankruptcy in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Class IC Certificateholder or of or relating to substantially all of its property; or (iii) the Class IC Certificateholder admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations. The Depositor, the initial Class IC Certificateholder, is a special purpose corporation the activities of which are circumscribed by its charter with a view to reducing any risk of its bankruptcy.

       In the event of a liquidation of the Trust due to an Insolvency Event with respect to the Class IC Certificateholder, the Surety Bonds will not be available to pay a deficiency if the liquidation proceeds are less than the Certificate Balance of the Receivables at the time of such liquidation.

Rights of the Surety Bond Issuer upon Events of Default, Amendment or Waiver

       Upon the occurrence of an Event of Default, the Surety Bond Issuer, or the Trustee upon the consent of the Surety Bond Issuer, will be entitled to appoint a successor Servicer. In addition to the events constituting an Event of Default as described in the Prospectus, the Pooling and Servicing Agreement will also permit the Surety Bond Issuer to appoint a successor Servicer and to redirect payments made under the Receivables to the Trustee upon the occurrence of certain additional events involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer under the Insurance Agreement.

       The Pooling and Servicing Agreement cannot be amended or any provisions thereof waived without the consent of the Surety Bond Issuer if such amendment or waiver would have a materially adverse effect upon the rights of the Surety Bond Issuer.

                              ERISA CONSIDERATIONS

Subject to the considerations set forth under "ERISA Considerations" in the Prospectus, the Class A Certificates and the Class I Certificates may be eligible for purchase by an employee benefit plan or an individual retirement account (a "Plan") subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Class A Certificate or of a Class I Certificates is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A Certificates and the Class I Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

                                  UNDERWRITING

       Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the Offered Certificates, dated November ___, 1996, the Depositor has agreed to sell and each of the underwriters named below (the "Underwriters") severally agreed to purchase the principal amount of the Offered Certificates set forth opposite its name below:


                                                                                                   Notional
                                            Principal          Principal          Principal        Principal
                                              Amount            Amount             Amount          Amount of
                                          of Class A-1       of Class A-2       of Class A-3        Class I
   Underwriters                           Certificates       Certificates       Certificates     Certificates
   ------------                           ------------       ------------       ------------     ------------
Salomon Brothers Inc..................   $                  $                $                    $
Goldman, Sachs & Co...................
NationsBanc Capital Markets, Inc......
                                         -------------      -------------    ---------------      ------------
   Total..............................   $                  $                $                    $
                                         =============      =============    ===============      ============

       In the underwriting agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any of the Offered Certificates are purchased.

       The Underwriters propose to offer part of the Offered Certificates directly to the public at the prices set forth on the cover page hereof, and part to certain dealers at a price that represents a concession not in excess of ______% of the denominations of the Class A-1 Certificates, ______% of the denominations of the Class A-2 Certificates, ______% of the denominations of the Class A-3 Certificates or ______% of the gross proceeds of the Class I
Certificates. The Underwriters may allow and such dealers may reallow a concession not in excess of ______% of the denominations of the Class A-1 Certificates, ______% of the denominations of the Class A-2 Certificates, ______% of the denominations of the Class A-3 Certificates or ______% of the gross proceeds of the Class I Certificates to certain other dealers.

       The Depositor and UAC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

       The Depositor has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriters.
Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

                                 LEGAL OPINIONS

       Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor by Barnes & Thornburg, Indianapolis, Indiana, and for the Underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax consequences with respect to the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                     EXPERTS

       The financial statements of the Surety Bond Issuer, Capital Markets Assurance Corporation, as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 are included herein beginning on page F-1 and have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their audit report thereon and are included in reliance upon the authority of such firm as experts in accounting and auditing.

The report of KPMG Peat Marwick LLP covering the financial statements noted above refers to Capital Markets Assurance Corporation's adoption at December 31, 1993 of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                            INDEX OF PRINCIPAL TERMS

     TERM                                                            PAGE
     ABS  ..................................................           S-22
     Available Funds  ......................................           S-24
     Certificates    .......................................            S-3
     Certificate Balance....................................            S-4
     Class A Certificates     ..............................            S-3
     Class A Monthly Interest  .............................           S-25
     Class A Certificateholders    .........................       S-1, S-3
     Class A-1 Certificate Balance..........................            S-3
     Class A-1 Certificateholders...........................            S-4
     Class A-1 Final Scheduled Distribution Date............            S-1
     Class A-1 Monthly Interest  ...........................           S-25
     Class A-1 Pass-Through Rate............................            S-4
     Class A-2 Certificate Balance..........................            S-4
     Class A-2 Certificateholders...........................            S-4
     Class A-2 Final Scheduled Distribution Date............            S-1
     Class A-2 Monthly Interest  ...........................           S-25
     Class A-2 Pass-Through Rate............................            S-4
     Class A-3 Certificate Balance..........................            S-4
     Class A-3 Certificateholders...........................            S-4
     Class A-3 Final Scheduled Distribution Date............            S-1
     Class A-3 Monthly Interest  ...........................           S-25
     Class A-3 Pass-Through Rate............................            S-4
     Class I Certificateholders     ........................            S-5
     Class I Certificates    ...............................            S-5
     Class I Monthly Interest  .............................           S-26
     Class I Pass-Through Rate    ..........................            S-5
     Class IC Certificate    ...............................            S-1
     Class IC Certificateholder    .........................            S-8
     Closing Date    .......................................            S-3
     Code   ................................................           S-28
     Companion Component....................................      S-5, S-19
     Cutoff Date    ........................................            S-1
     Defaulted Receivable ..................................           S-26
     Depositor    ..........................................       S-1, S-3
     Determination Date.....................................           S-26
     Distribution Date   ................................... S-1, S-4, S-26
     Duff & Phelps..........................................           S-17
     ERISA    ..............................................            S-9
     Holdings...............................................           S-17
     Insolvency Event  .....................................           S-28
     Insurance Agreement ...................................           S-26
     Moody's................................................           S-17
     Monthly Interest  .....................................           S-25
     Monthly Principal  ....................................      S-4, S-25
     Monthly Servicing Fee..................................            S-6
     Net Principal Surety Bond Amount.......................      S-8, S-27
     Notional Principal Amount..............................            S-6
     Offered Certificates   ................................            S-1
     Optional Sale     .....................................            S-9
     Original Notional Principal Amount.....................            S-5

     PAC Component..........................................         S-5, S-19
     Payahead Account ......................................              S-23
     Plan  .................................................              S-28
     Planned Notional Principal Amount Schedule  ...........         S-6, S-19
     Pool Balance     ......................................               S-4
     Pooling and Servicing Agreement     ...................               S-3
     Principal Distribution Sequence........................              S-25
     Receivables    ........................................               S-1
     Record Date    ........................................               S-3
     Required Spread Amount    .............................               S-8
     Servicer    ...........................................               S-3
     Spread Account.........................................               S-7
     Standard & Poor's......................................              S-17
     Surety Bond............................................          S-1, S-8
     Surety Bond Amount.....................................               S-8
     Surety Bond Fee .......................................              S-25
     Surety Bond Issuer ....................................   S-9, S-17, S-26
     Trust    ..............................................               S-1
     Trustee    ............................................               S-3
     UAC    ................................................               S-3
     UAFC   ................................................              S-22
     Underwriters  .........................................              S-29

                                   ----------

                            THIS PAGE INTENTIONALLY

                                   LEFT BLANK

                                   ----------

                     CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 and 1993

                   (With Independent Auditors' Report Thereon)

                        [LETTERHEAD OF KPMG PEAT MARWICK LLP]

                          Independent Auditors' Report


The Board of Directors
Capital Markets Assurance Corporation:


We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.




/S/ KPMG Peat Marwick LLP
New York, New York
January 25, 1996

                     Capital Markets Assurance Corporation
                                 Balance Sheets
                             (Dollars in Thousands)


                                     ASSETS

                                                    December 31      December 31
                                                        1995             1994
--------------------------------------------------------------------------------
Investments:

Bonds at fair value (amortized cost $210,651
     at December 31, 1995 and $178,882
     at December 31, 1994)                            $215,706         172,016

Short-term investments (at amortized cost
which approximates fair value)                          68,646           2,083

Mutual funds at fair value (cost $16,434
at December 31, 1994)                                        -          14,969
--------------------------------------------------------------------------------
   Total investments                                   284,352         189,068
--------------------------------------------------------------------------------
Cash                                                       344              85

Accrued investment income                                3,136           2,746

Deferred acquisition costs                              35,162          24,860

Premiums receivable                                      3,540           3,379

Prepaid reinsurance                                     13,171           5,551

Other assets                                             3,428           3,754
--------------------------------------------------------------------------------
   Total assets                                       $343,133         229,443
================================================================================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums                                         $45,767     25,905

Reserve for losses and loss adjustment expenses             6,548      5,191

Ceded reinsurance                                           2,469      1,497

Accounts payable and other accrued expenses                10,844     10,372

Current income taxes                                          136          -

Deferred income taxes                                      11,303      3,599
--------------------------------------------------------------------------------
   Total liabilities                                       77,067     46,564
--------------------------------------------------------------------------------
Stockholder's Equity:

Common stock                                               15,000     15,000

Additional paid-in capital                                205,808    146,808

Unrealized appreciation (depreciation) on investments,
net of tax                                                  3,286     (5,499)

Retained earnings                                          41,972     26,570
--------------------------------------------------------------------------------
   Total stockholder's equity                             266,066    182,879
--------------------------------------------------------------------------------
   Total liabilities and stockholder's equity            $343,133    229,443
================================================================================
                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                              Statements of Income
                             (Dollars in thousands)





                                     Year Ended     Year Ended     Year Ended
                                    December 31,   December 31,    December 31,
                                        1995          1994            1993
--------------------------------------------------------------------------------
Revenues:
Direct premiums written                $56,541        43,598         24,491

Assumed premiums written                   935         1,064            403

Ceded premiums written                 (15,992)      (11,069)         (3,586)
--------------------------------------------------------------------------------
   Net premiums written                 41,484        33,593         21,308

Increase in unearned premiums          (12,242)      (10,490)         (3,825)
--------------------------------------------------------------------------------
   Net premiums earned                  29,242        23,103         17,483

Net investment income                   11,953        10,072         10,010

Net realized capital gains               1,301            92          1,544

Other income                             2,273           120            354
--------------------------------------------------------------------------------
   Total revenues                       44,769        33,387         29,391
--------------------------------------------------------------------------------


Expenses:

Losses and loss adjustment expenses      3,141         1,429            902

Underwriting and operating expenses     13,808        11,833         11,470

Policy acquisition costs                 7,203         4,529          2,663
--------------------------------------------------------------------------------
   Total expenses                       24,152        17,791         15,035
--------------------------------------------------------------------------------
   Income before income taxes           20,617        15,596         14,356
--------------------------------------------------------------------------------

Income Taxes:

Current income tax                       2,113           865          1,002

Deferred income tax                      3,102         2,843          2,724
--------------------------------------------------------------------------------
   Total income taxes                    5,215         3,708          3,726
--------------------------------------------------------------------------------
   NET INCOME                          $15,402        11,888         10,630
================================================================================

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                       Statements of Stockholder's Equity
                             (Dollars in thousands)




                                      Year Ended     Year Ended      Year Ended
                                     December 31,   December 31,    December 31,
                                        1995           1994             1993
--------------------------------------------------------------------------------
Common stock:

Balance at beginning of period        $15,000         15,000           15,000
--------------------------------------------------------------------------------
   Balance at end of period            15,000         15,000           15,000
--------------------------------------------------------------------------------
Additional paid-in capital:

Balance at beginning of period        146,808        146,808          146,808

Paid-in capital                        59,000              -                -
--------------------------------------------------------------------------------
   Balance at end of period           205,808        146,808          146,808
--------------------------------------------------------------------------------

Unrealized (depreciation) appreciation
on investments, net of tax:

Balance at beginning of period         (5,499)         3,600                -

Unrealized appreciation
(depreciation) on investments           8,785         (9,099)           3,600
--------------------------------------------------------------------------------
   Balance at end of period             3,286         (5,499)           3,600
--------------------------------------------------------------------------------

Retained earnings:

Balance at beginning of period         26,570         14,682            4,052

Net income                             15,402         11,888           10,630
--------------------------------------------------------------------------------
   Balance at end of period            41,972         26,570           14,682
--------------------------------------------------------------------------------

   Total stockholder's equity        $266,066        182,879          180,090
================================================================================

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                              (Dollar in thousands)



                                      Year Ended     Year Ended      Year Ended
                                     December 31,   December 31,    December 31,
                                        1995           1994             1993
--------------------------------------------------------------------------------
Cash flows from operating activities:

Net income                            $  15,402       11,888          10,630
                                                                   ---------
Adjustments to reconcile net
income to net cash provided
(used) by operating activities:

   Reserve for losses
   and loss adjustment expenses           1,357        1,429             902

   Unearned premiums                     19,862       15,843           4,024

   Deferred acquisition costs           (10,302)      (9,611)         (9,815)

   Premiums receivable                     (161)      (2,103)           (432)

   Accrued investment income               (390)        (848)           (110)

   Income taxes payable                   3,621        2,611           2,872

   Net realized capital gains            (1,301)         (92)         (1,544)

   Accounts payable and other accrued
   expenses                                 472        3,726           1,079

   Prepaid reinsurance                   (7,620)      (5,352)           (199)

   Other, net                               992          689           1,201
                                       --------      -------        --------
         Total adjustments                6,530        6,292          (2,022)
                                       --------      -------        --------
   Net cash provided by
   operating activities                  21,932       18,180           8,608
                                       --------      -------        --------
Cash flows from investing activities:

Purchases of investments               (158,830)     (77,980)       (139,061)

Proceeds from sales of investments       49,354       39,967          24,395

Proceeds from maturities
of investments                           28,803       19,665         106,042
                                       --------      -------        --------
   Net cash used in
   investing activities                 (80,673)     (18,348)         (8,624)
                                       --------      -------        --------
Cash flows from financing activities:

Capital contribution                     59,000           --              --
                                       --------      -------        --------
   Net cash provided by
   financing activities                  59,000           --              --
                                       --------      -------        --------
Net increase (decrease) in cash             259         (168)            (16)

Cash balance at beginning of period          85          253             269
                                       --------      -------        --------
   Cash balance at end of period      $     344           85             253
                                       ========      =======        ========
Supplemental disclosure of cash flow
information:

Income taxes paid                     $   1,450        1,063             833
                                       ========      =======        ========

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

1) Background
     Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in 50 states in addition to the District of Columbia, the
     Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by S&P Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2) Significant Accounting Policies
     Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

     a)   Basis of Presentation
          The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

     b)   Investments
          At December 31, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, the Company can classify its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. As of December 31, 1995 and 1994, all of the Company's securities have been classified as available-for-sale.

          Available-for-sale securities are recorded at fair value. Fair value is based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

          component  of  stockholder's  equity  until  realized.   Transfers  of
          securities between categories are recorded at fair value at the date of transfer.

          A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

          Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

          Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

     c)   Revenue Recognition
          Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the year ended December 31, 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an upfront basis.

     d)   Deferred Acquisition Costs
          Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

     e)   Reserve for Losses and Loss Adjustment Expenses
          The reserve for losses and loss adjustment expenses consists of a Supplemental Loss Reserve ("SLR") and a case basis loss reserve. The SLR is established based on expected levels of defaults resulting from credit failures on currently insured issues. This SLR is based on estimates of the portion of earned premiums required to cover those claims.

          A case basis loss reserve is established for insured obligations when, in the judgement of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

          basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable.

          Management believes that the current level of reserves is adequate to cover the estimated liability for claims and the related adjustment expenses with respect to financial guaranties issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management, and therefore there can be no assurance that losses in CapMAC's insured portfolio will not exceed the loss reserves.

     f)   Depreciation
          Leasehold improvements, furniture and fixtures are being depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

     g)   Income Taxes
          Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     h)   Reclassifications
          Certain prior year balances have been reclassified to conform to the current year presentation.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


3)   Insured Portfolio
     At December 31, 1995 and 1994, the principal amount of financial obligations insured by CapMAC was $16.9 billion and $11.6 billion, respectively, and net of reinsurance (net principal outstanding), was $12.6 billion and $9.4 billion, respectively, with a weighted average life of 6.0 years and 5.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1995 and 1994, the statutory qualified capital was approximately $240 million and $170 million, respectively.


                                                            Net Principal Outstanding
                                            -----------------------------------------------------------
                                                December 31, 1995                   December 31, 1994
                                            ----------------------------    ---------------------------
Type of Obligations Insured ($ in millions)  Amount                %           Amount              %
-------------------------------------------------------------------------------------------------------
Consumer receivables                         $6,959              55.1          $4,740            50.4
Trade and other corporate
obligations                                   4,912              38.9           4,039            43.0
Municipal/government
obligations                                     757               6.0             618             6.6
------------------------------------------------------------------------------------------------------
   Total                                    $12,628             100.0          $9,397           100.0
======================================================================================================


     At December 31, 1995, approximately 85% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

     During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

     The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

             Year Ended                                Year Ended                                    Year Ended
         December 31, 1995                          December 31, 1994                             December 31, 1993
--------------------------------------    -------------------------------------     ---------------------------------------------
                                % of                                     % of                                              % of
Name                        Revenues        Name                     Revenues         Name                             Revenues
--------------------------------------    -------------------------------------     ---------------------------------------------
Citicorp                        15.2        Citicorp                     16.3         Citicorp                             13.7
                                                                                      Merrill Lynch & Co.                  14.1


                      Capital Markets Assurance Corporation
                          Notes to Financial Statements



4)   Investments
     At December 31, 1995 and 1994, all of the Company's investments were classified as available-for-sale securities. The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1995 and 1994 were as follows ($ in thousands):

December 31, 1995
-------------------------------------------------------------------------------------------------
                                                              Gross          Gross      Estimated
                                              Amortized     Unrealized     Unrealized     Fair
Securities Available-for-Sale                    Cost          Gains         Losses       Value
-------------------------------------------------------------------------------------------------
U.S. Treasury obligations                       $4,153          55             -          4,208

Mortgage-backed securities of
U.S. government instrumentalities
and agencies                                   100,628          313           79        100,862

Obligations of states, municipalities
and political subdivisions                     166,010        4,809           82        170,737

Corporate and asset-backed
securities                                       8,506           45            6          8,545
-------------------------------------------------------------------------------------------------
   Total                                      $279,297        5,222          167        284,352
=================================================================================================


December 31, 1994
-------------------------------------------------------------------------------------------------
                                                              Gross          Gross      Estimated
                                              Amortized     Unrealized     Unrealized     Fair
Securities Available-for-Sale                    Cost          Gains         Losses       Value
-------------------------------------------------------------------------------------------------
U.S. Treasury obligations                    $   4,295            -          153          4,142

Mortgage-backed securities of U.S.
government instrumentalities and
agencies                                        40,973            -        2,986         37,987

Obligations of states, municipalities
and political subdivisions                     128,856          364        3,994        125,226

Corporate and asset-backed
securities                                       6,841           15          112          6,744

Mutual funds                                    16,434            -        1,465         14,969
-----------------------------------------------------------------------------------------------
   Total                                      $197,399          379        8,710        189,068
===============================================================================================

     The Company's investment in mutual funds in 1994 represents an investment in an open-end management investment company which invests primarily in investment-grade fixed-income securities denominated in foreign and United States currencies.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     The amortized cost and estimated fair value of investments in debt securities at December 31, 1995 by contractual maturity are shown below ($ in thousands):

         December 31, 1995
--------------------------------------------------------------------------------
                                             Amortized                Estimated
Securities Available-for-Sale                     Cost               Fair Value
--------------------------------------------------------------------------------
Less than one year to maturity            $      5,569                    5,572
One to five years to maturity                   37,630                   38,553
Five to ten years to maturity                   99,567                  102,264
Greater than ten years to maturity              35,903                   37,101
--------------------------------------------------------------------------------
     Sub-total                                 178,669                  183,490
Mortgage-backed securities                     100,628                  100,862
--------------------------------------------------------------------------------
         Total                            $    279,297                  284,352
================================================================================

     Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

     Proceeds from sales of investment securities were approximately $49 million, $40 million and $24 million in 1995, 1994 and 1993, respectively. Gross realized capital gains of $1,320,000, $714,000 and $1,621,000, and gross realized capital losses of $19,000, $622,000 and $77,000 were realized on those sales for the years ended December 31, 1995, 1994 and 1993, respectively.

     Investments include bonds having a fair value of approximately $3,985,000 and $3,873,000 (amortized cost of $3,970,000 and $4,011,000) which are on deposit at December 31, 1995 and 1994, respectively, with state regulators as required by law.

     Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                               Year Ended        Year Ended          Year Ended
$ in thousands                December 31,      December 31,        December 31,
                                1995                1994               1993
--------------------------------------------------------------------------------

Bonds                          $ 11,105            9,193               7,803

Short-term investments            1,245              484                 572

Mutual funds                       (162)             579               1,801

Investment expenses                (235)            (184)               (166)
--------------------------------------------------------------------------------

  Total                        $ 11,953           10,072              10,010
================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


         The   change   in    unrealized    appreciation    (depreciation)    on
         available-for-sale securities is included in a separate component of stockholder's equity as shown below:


                                                    Year Ended      Year Ended
$ in thousands                                      December 31,    December 31,
                                                       1995            1994
--------------------------------------------------------------------------------
Balance at beginning of period                       $(5,499)          3,600

Change in unrealized appreciation (depreciation)      13,386         (13,786)

Income tax effect                                     (4,601)          4,687
--------------------------------------------------------------------------------
Net change                                             8,785          (9,099)
--------------------------------------------------------------------------------
   Balance at end of period                           $3,286          (5,499)
--------------------------------------------------------------------------------
     No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 10% of stockholder's equity as of December 31, 1995.

5)   Deferred Acquisition Costs
     The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:


                                    Year Ended      Year Ended      Year  Ended
                                   December 31,     December 31,    December 31,
$ in thousands                        1995             1994            1993
--------------------------------------------------------------------------------
Balance at beginning of period       $24,860          15,249           5,434

Additions                             17,505          14,140          12,478

Amortization (policy
acquisition costs)                    (7,203)         (4,529)         (2,663)
--------------------------------------------------------------------------------

  Balance at end of period           $35,162          24,860          15,249
================================================================================

6)   Employee Benefits

     On June 25, 1992, CapMAC entered into a Service Agreement with CapMAC Financial Services, Inc. ("CFS"), which was then a newly formed wholly-owned subsidiary of Holdings. Under the Service Agreement, CFS has agreed to provide various services, including underwriting, reinsurance, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS an arm's length fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,484,000, $11,081,000 and $9,789,000 in 1995, 1994
     and 1993, respectively.

     CFS maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award based upon Holdings' and an individual's performance. CFS also has a health and welfare plan and a 401(k) plan to cover substantially all of its employees. CapMAC reimburses CFS for all out-of-pocket expenses incurred by CFS in providing services to CapMAC, including awards given under the incentive compensation plan and benefits provided under the health and welfare plan. For the years ended December 31, 1995, 1994 and 1993, the Company had provided approximately $7,804,000, $5,253,000 and $3,528,000, respectively, for the annual discretionary bonus plan.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements



     On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. The cash amount will be held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December, 2000.

7)   Employee Stock Ownership Plan
     On June 25, 1992, Holdings adopted an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). The ESOP Trust purchased 750,000 shares at $13.33 per share of Holdings' stock. The ESOP Trust financed its purchase of common stock with a loan from
     Holdings in the amount of $10 million. The ESOP loan is evidenced by a promissory note delivered to Holdings. An amount representing unearned employee compensation, equivalent in value to the unpaid balance of the ESOP loan, is recorded as a deduction from stockholder's equity (unallocated ESOP shares).

     CFS is required to make contributions to the ESOP Trust, which enables the ESOP Trust to service its loan to Holdings. The ESOP expense is calculated using the shares allocated method. Shares are released for allocation to the participants and held in trust for the employees based upon the ratio of the current year's principal and interest payment to the sum of principal and interest payments estimated over the life of the loan. As of December 31, 1995 approximately 262,800 shares were allocated to the participants. Compensation expense related to the ESOP was approximately $2,087,000, $2,086,000 and $1,652,000 for the years ended December 31,
     1995, 1994 and 1993, respectively.

8)   Reserve for Losses and Loss Adjustment Expenses
     The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

     In 1995 CapMAC incurred its first claim on a financial guaranty policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     The following is a summary of the activity in the case basis loss reserve account and the components of the liability for losses and loss adjustment expenses ($ in thousands):

Case Basis Loss Reserve:
Net balance at January 1, 1995                                    $            -
--------------------------------------------------------------------------------

Incurred related to:
   Current year                                                            2,473
   Prior years                                                                 -
--------------------------------------------------------------------------------
Total incurred                                                             2,473
--------------------------------------------------------------------------------

Paid incurred to:
   Current year                                                            1,853
   Prior years                                                                 -
--------------------------------------------------------------------------------
Total paid                                                                 1,853
--------------------------------------------------------------------------------
Balance at December 31, 1995                                                 620
--------------------------------------------------------------------------------
Reinsurance recoverable                                                       69
--------------------------------------------------------------------------------
Supplemental loss reserve                                                  5,859
--------------------------------------------------------------------------------
Total                                                             $        6,548
================================================================================


9)   Income Taxes
     Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

     Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1995 and 34% in 1994 and 1993:


                                           Year Ended             Year Ended           Year  Ended
                                       December 31, 1995      December 31, 1994     December 31, 1993
                                       -----------------      -----------------     -----------------
$ in thousands                           Amount        %        Amount        %       Amount        %
-----------------------------------------------------------------------------------------------------
Expected tax expense
computed at the statutory rate        $   7,216     35.0       $ 5,303     34.0      $ 4,881     34.0

Increase (decrease) in tax resulting from:

   Tax-exempt interest                   (2,335)   (11.3)       (1,646)   (10.6)      (1,140)   (7.9)

   Other, net                               334      1.6            51      0.4          (15)   (0.1)
-----------------------------------------------------------------------------------------------------

       Total income tax
   expense                            $   5,215     25.3       $ 3,708     23.8      $ 3,726     26.0
=====================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

$in thousands                           December 31, 1995      December 31, 1994
--------------------------------------------------------------------------------
Deferred tax assets:
Unrealized capital
     losses on investments                   $      -                 (2,833)
Deferred compensation                          (1,901)                (1,233)
Losses and loss adjustment expenses            (1,002)                  (936)
Unearned premiums                                (852)                  (762)
Other, net                                        (98)                  (228)
--------------------------------------------------------------------------------
     Total gross deferred tax assets           (3,853)                (5,992)
--------------------------------------------------------------------------------
Deferred tax liabilities:
Deferred acquisition costs                     12,307                  8,453
Unrealized capital gains on investments         1,769                      -
Deferred capital gains on investments             654                    726
Other, net                                        426                    412
--------------------------------------------------------------------------------
     Total gross deferred tax liabilities      15,156                  9,591
--------------------------------------------------------------------------------
     Net deferred tax liability               $11,303                  3,599
--------------------------------------------------------------------------------

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future


10)  Insurance Regulatory Restrictions

     CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1995, 1994 and 1993. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1995 and 1994 was approximately $195,018,000 and $139,739,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $9,000,000, $4,543,000 and $4,528,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


11)  Commitments and Contingencies
     On January 1, 1988, the Company assumed from Citibank, N.A. the obligations of a sublease agreement for space occupied in New York. On November 21, 1993, the sublease was terminated and a new lease was negotiated which expires on November 20, 2008. CapMAC has a lease agreement for its London office beginning October 1, 1992 and expiring October 1, 2002. As of December 31, 1995, future minimum payments under the lease agreements are as follows:

$ in thousands                                                           Payment
--------------------------------------------------------------------------------
1996                                                                  $    2,255
1997                                                                       2,948
1998                                                                       3,027
1999                                                                       3,476
2000 and thereafter                                                       36,172
--------------------------------------------------------------------------------

   Total                                                              $   47,878
================================================================================

     Rent expense, commercial rent taxes and electricity for the years ended December 31, 1995, 1994 and 1993 amounted to $1,939,000, $2,243,000 and
     $2,065,000, respectively.

     CapMAC has available a $100,000,000 standby corporate liquidity facility (the "Liquidity Facility") provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. For the years ended December 31, 1995, 1994 and 1993, no draws had been made under the Liquidity Facility.

12)  Reinsurance
     In the ordinary course of business, CapMAC cedes exposure under various treaty, pro rata and excess of loss reinsurance contracts primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

     The effect of reinsurance on premiums written and earned was as follows:


                                                 Years Ended December 31
                        --------------------------------------------------------------------------

                                  1995                      1994                     1993
                        ------------------------   ----------------------   ----------------------

$ in thousands               Written      Earned      Written      Earned     Written     Earned
--------------------------------------------------------------------------------------------------
Direct                    $   56,541      36,853       43,598      28,561      24,491     20,510

Assumed                          935         761        1,064         258         403        364

Ceded                        (15,992)     (8,372)     (11,069)     (5,716)     (3,586)    (3,391)
--------------------------------------------------------------------------------------------------
Net Premiums              $   41,484      29,242       33,593      23,103      21,308     17,483
==================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     Although the reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders, it is the industry practice of insurers for financial statement purposes to treat reinsured risks as though they were risks for which the ceding insurer was only contingently liable. A contingent liability exists with respect to the aforementioned reinsurance arrangements which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1995 and 1994, CapMAC had ceded loss reserves of $69,000 and $0, respectively and had ceded unearned premiums of $13,171,000 and $5,551,000, respectively.

     In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

     The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. In the 1994 policy year, the agreement provided $5 million of loss coverage in excess of the premium deposit amounts of $2 million retained in the Lureco Trust Account. No losses were applied against the Lureco Trust Account or ceded to the Lureco Treaty in 1994. The agreement was renewed for the 1995 policy year and provides $5 million of loss coverage in excess of the premium deposit amount of $4.5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

     In addition to its capital (including statutory contingency reserves) and other reinsurance available to pay claims under its insurance contracts, on June 25, 1992, CapMAC entered into a Stop Loss Reinsurance Agreement (the "Stop-loss Agreement") with Winterthur Swiss Insurance Company ("Winterthur") which is rated "AAA" by S&P and "Aaa" by Moody's. At the same time, CapMAC and Winterthur also entered into a Quota Share Reinsurance Agreement (the "Winterthur Quota Share Agreement") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC.

     The Winterthur Stop-loss Agreement had an original term of seven years and was renewable for successive one-year periods. In April 1995, Winterthur notified CapMAC that it was canceling the Winterthur Stop-loss Agreement and the Winterthur Quota Share Agreement effective June 30, 1996.

     CapMAC elected to terminate the Winterthur Stop-loss Agreement effective November 30, 1995 and, on the same date, entered into a Stop-loss
     Reinsurance Agreement with Mitsui Marine (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine would be

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances.

     The Winterthur Quota Share Agreement was canceled November 30, 1995. On January 1, 1996, CapMAC will reassume the liability, principally unearned premium, for all policies reinsured by Winterthur. As a result, CapMAC will reassume approximately $1.4 billion of principal insured by Winterthur as of December 31, 1995. In connection with the commutation, Winterthur will return the unearned premiums as of December 31, 1995, net of ceding commission and federal excise tax. Such amount is expected to total approximately $2.0 million.

13)  Disclosures About Fair Value of Financial Instruments
     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995 and 1994. SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                            December 31, 1995          December 31, 1994

                                          Carrying    Estimated     Carrying     Estimated
$ in thousands                              Amount    Fair Value     Amount      Fair Value
-----------------------------------------------------------------------------------------------
Financial Assets:
Investments                               $284,352      284,352      189,068       189,068

Off-Balance-Sheet Instruments:

Financial Guarantees Outstanding          $      -      147,840            -        93,494

Ceding Commission                         $      -       44,352            -        28,048
-----------------------------------------------------------------------------------------------


     The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

     Investments
     The fair values of fixed maturities and mutual funds are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

     Financial Guarantees Outstanding
     The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1995 and 1994. The amount calculated is equivalent to the consideration that would be paid under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of installment premium actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a net reduction in installment revenue, resulting in lower revenues.

14)  Capitalization
     The Company's certificate of incorporation authorizes the issuance of 15,000,000 shares of common stock, par value $1.00 per share. Authorized, issued and outstanding shares at December 31, 1995 and 1994 were 15,000,000 at $1.00 per share.

     In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an Initial Public Offering and private placements were contributed to CapMAC.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                                  JUNE 30, 1996

                                   (Unaudited)

                      Capital Markets Assurance Corporation
                                 Balance Sheets
                             (Dollars in thousands)


                                     ASSETS

                                                                       June 30,             December 31,
                                                                         1996                   1995
                                                                     (Unaudited)
-------------------------------------------------------------------------------------------------------
Investments:
Bonds at fair value (amortized cost $282,241 at June 30,
1996 and $210,651 at December 31, 1995)                              $    280,706               215,706
Short-term investments (at amortized cost which
approximates fair value)                                                   15,664                68,646
-------------------------------------------------------------------------------------------------------
   Total investments                                                      296,370               284,352
-------------------------------------------------------------------------------------------------------
Cash                                                                          459                   344
Accrued investment income                                                   3,715                 3,136
Deferred acquisition costs                                                 39,904                35,162
Premiums receivable                                                         3,232                 3,540
Prepaid reinsurance                                                        16,175                13,171
Other assets                                                                3,537                 3,428
-------------------------------------------------------------------------------------------------------
   Total assets                                                      $    363,392               343,133
=======================================================================================================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Unearned premiums                                                    $     56,743                45,767
Reserve for losses and loss adjustment expenses                             8,369                 6,548
Ceded reinsurance                                                           2,395                 2,469
Accounts payable and other accrued expenses                                 9,582                10,844
Current income taxes                                                          278                   136
Deferred income taxes                                                      12,145                11,303
-------------------------------------------------------------------------------------------------------
   Total liabilities                                                       89,512                77,067
-------------------------------------------------------------------------------------------------------
Stockholder's Equity:
Common stock                                                               15,000                15,000
Additional paid-in capital                                                208,475               205,808
Unrealized (depreciation) appreciation on investments,
net of tax                                                                  (998)                 3,286
Retained earnings                                                          51,403                41,972
-------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                             273,880               266,066
-------------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                        $    363,392               343,133
=======================================================================================================


                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                              Statements of Income
                                   (Unaudited)
                             (Dollars in thousands)




                                                                Three Months Ended          Six Months Ended
                                                                     June 30                    June 30
                                                            -------------------------     ----------------------
                                                                1996         1995          1996           1995
                                                            -----------   -----------     -------        -------
Revenues:
Direct premiums written                                     $    18,622      16,000        32,777         32,838
Assumed premiums written                                            150         669         1,024            823
Ceded premiums written                                           (5,103)     (2,553)       (7,013)        (5,646)
-------------------------------------------------------------------------------------------------------------------
   Net premiums written                                          13,669      14,116        26,788         28,015
Increase in unearned premiums                                    (3,681)     (6,813)       (7,972)       (13,611)
-------------------------------------------------------------------------------------------------------------------
   Net premiums earned                                            9,988       7,303        18,816         14,404
Net investment income                                             4,112       2,956         7,989          5,593
Net realized capital gains                                           19          20           168             85
Other income                                                         25          12            79             24
-------------------------------------------------------------------------------------------------------------------
   Total revenues                                                14,144      10,291        27,052         20,106
-------------------------------------------------------------------------------------------------------------------

Expenses:
Losses and loss adjustment expenses                               1,109         762         2,184          1,458
Underwriting and operating expenses                               3,385       3,638         7,362          7,376
Policy acquisition costs                                          2,059       1,734         4,123          3,459
-------------------------------------------------------------------------------------------------------------------
   Total expenses                                                 6,553       6,134        13,669         12,293
-------------------------------------------------------------------------------------------------------------------
   Income before income taxes                                     7,591       4,157        13,383          7,813
-------------------------------------------------------------------------------------------------------------------

Income Taxes:
Current federal income tax                                        1,316         344         1,981            664
Deferred federal income tax                                       1,148         457         1,971            976
-------------------------------------------------------------------------------------------------------------------
   Total income taxes                                             2,464         801         3,952          1,640
-------------------------------------------------------------------------------------------------------------------

   NET INCOME                                               $     5,127       3,356         9,431          6,173
===================================================================================================================



                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                        Statement of Stockholder's Equity
                                   (Unaudited)
                             (Dollars in thousands)




                                                             Six Months Ended
                                                               June 30, 1996
                                                             ----------------
Common stock:
Balance at beginning of period                                  $   15,000
---------------------------------------------------------------------------
   Balance at end of period                                         15,000
---------------------------------------------------------------------------

Additional paid-in capital:
Balance at beginning of period                                     205,808
Capital contribution                                                 2,667
---------------------------------------------------------------------------
   Balance at end of period                                        208,475

Unrealized (depreciation) appreciation
on investments, net of tax:
Balance at beginning of period                                       3,286
Unrealized depreciation on investments                              (4,284)
---------------------------------------------------------------------------
   Balance at end of period                                           (998)
---------------------------------------------------------------------------


Retained earnings:
Balance at beginning of period                                      41,972
Net income                                                           9,431
---------------------------------------------------------------------------
   Balance at end of period                                         51,403
---------------------------------------------------------------------------

   Total stockholder's equity                                   $  273,880
===========================================================================



                See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)




                                                                       Six Months Ended      Six Months Ended
                                                                        June 30, 1996         June 30, 1995
-------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                              $       9,431                 6,173
-------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
   Reserve for losses and loss adjustment expenses                              1,821                 1,458
   Unearned premiums                                                           10,977                15,463
   Deferred acquisition costs                                                  (4,742)               (5,428)
   Premiums receivable                                                            308                (3,603)
   Accrued investment income                                                     (579)                 (290)
   Income taxes payable                                                         2,113                 1,123
   Net realized capital gains                                                    (168)                  (85)
   Accounts payable and other accrued expenses                                  2,581                 6,408
   Prepaid reinsurance                                                         (3,004)               (1,852)
   Other, net                                                                    (183)                  692
-------------------------------------------------------------------------------------------------------------
         Total adjustments                                                      9,124                13,886
-------------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities                                  18,555                20,059
-------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Purchases of investments                                                     (121,115)              (53,597)
Proceeds from sale of investments                                              19,875                 7,829
Proceeds from maturities of investments                                        82,800                25,874
-------------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                                      (18,440)              (19,894)
-------------------------------------------------------------------------------------------------------------
Net increase in cash                                                              115                   165
Cash balance at beginning of period                                               344                    85
-------------------------------------------------------------------------------------------------------------
   Cash balance at end of period                                        $         459                   250
=============================================================================================================
Supplemental disclosures of cash flow
information:
Income taxes paid                                                       $       1,725                   150
Tax and loss bonds purchased                                            $         112                    18
=============================================================================================================



                See accompanying notes to financial statements.


                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)
                      Capital Markets Assurance Corporation
                     Notes to Unaudited Financial Statements
                                  June 30, 1996


1.       Background

         Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.       Basis of Presentation

         CapMAC's unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

3.       Reclassifications

         Certain prior period balances have been reclassified to conform to the current period presentation.

No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor, the Servicer or the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus Supplement and the Prospectus at any time does not imply that the information herein or therein is correct as of any time subsequent to the date hereof.

                                TABLE OF CONTENTS

[BACK COVER, RIGHT COLUMN]

                                                                        Page
                           Prospectus Supplement
Reports to Certificateholders..........................................  S-2
Summary of Terms.......................................................  S-3
Risk Factors .......................................................... S-10
Formation of the Trust  ............................................... S-11
The Receivables Pool................................................... S-12
Yield and Prepayment Considerations.................................... S-16
The Depositor and UAC  ................................................ S-17
The Surety Bond Issuer................................................. S-17
The Offered Certificates  ............................................. S-18
ERISA Considerations................................................... S-28
Underwriting........................................................... S-29
Legal Opinions......................................................... S-29
Experts................................................................ S-29
Index of Principal Terms .............................................. S-30
Financial Statements of the
   Surety Bond Issuer..................................................  F-1
               Prospectus
Available Information    ...............................................   2
Incorporation of Certain Documents
   by Reference.........................................................   2
Summary of Terms........................................................   3
Risk Factors............................................................  10
The Trusts..............................................................  13
The Receivables Pools...................................................  14
Weighted Average Life of the Certificates...............................  16
Pool Factors and Other
   Certificate Information..............................................  17
Use of Proceeds.........................................................  17
Union Acceptance Corporation and Affiliates.............................  17
Description of the Certificates.........................................  18
Description of the Transfer
   and Servicing Agreements.............................................  21
Certain Legal Aspects of the Receivables................................  29
Certain Federal Income Tax Consequences.................................  33
ERISA Considerations....................................................  41
Plan of Distribution....................................................  43
Legal Matters...........................................................  44
Index of Principal Terms................................................  44

[BACK COVER RIGHT COLUMN]

$283,085,347.28

UACSC 1996-D Auto Trust


$171,000,000.00
______% Class A-1 Automobile
Receivable Backed Certificates

$91,085,000.00
______% Class A-2 Automobile
Receivable Backed Certificates

$21,000,347.28
______% Class A-3 Automobile
Receivable Backed Certificates

Class I Interest Only Automobile
Receivable Backed Certificates


UAC Securitization Corporation
Depositor


Union Acceptance Corporation
Servicer





                                  [UACSC LOGO]




Underwriters of the Class A Certificates
Salomon Brothers Inc


Goldman, Sachs & Co.


NationsBanc Capital Markets, Inc.


Underwriter of the Class I Certificates
Salomon Brothers Inc



Prospectus Supplement
Dated November ___, 1996